SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
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Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

HARRIS CORPORATION

(Name of Registrant as Specified In Its Charter)

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HARRIS CORPORATION
1025 West NASA Boulevard
Melbourne, Florida 32919

September 15, 2004

Dear Fellow Shareholder:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Harris Corporation. The meeting will be held at the Phillip W. Farmer Customer Briefing Center located at 1025 West NASA Boulevard in Melbourne, Florida, on Friday, October 22, 2004, starting at 10:00 a.m., local time.

      The accompanying notice of the meeting and the proxy statement describe the matters to be acted on at the meeting, which include:

•	the election of three directors for a three-year term expiring in 2007;

•	the ratification of the appointment of independent auditors for fiscal year 2005; and

•	the transaction of any other business properly brought before the meeting.

      Your Board of Directors believes that the election of its nominees for directors and the ratification of the appointment of independent auditors are in the best interests of Harris and its shareholders and, accordingly, recommends a vote FOR the election of the nominees for directors and FOR the ratification of Ernst & Young LLP as Harris’ independent auditors for fiscal year 2005. These matters are discussed in greater detail in the accompanying proxy statement.

      Following the voting, I will report on our operations and future plans. There will also be an open discussion period during which your questions and comments will be welcome.

      The attendance of shareholders at our annual meetings has been helpful in maintaining communication and understanding. We hope you will be able to join us. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented at the meeting by voting by telephone or the Internet or by promptly completing, signing, dating and returning your proxy card in the enclosed envelope. Instructions for these convenient ways to vote are set forth on the enclosed voting instruction card.

Cordially,

Howard L. Lance
Chairman, President and
Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE VOTE BY TELEPHONE OR THE INTERNET
OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

Notice of 2003 Annual Meeting of Shareholders
General Information About the Meeting
Corporate Governance
Proposal 1: Election of Directors — Term Expiring in 2007
Nominees for Election — Term Expiring in 2007
Current Directors Not Up for Election
Term Expiring in 2005
Additional Information Concerning Our Board of Directors
Committee Membership
Director Retirement
Standards of Business Conduct
Director Nomination Process
Director Compensation and Benefits
Our Largest Shareholders
Shares Held by Our Directors and Executive Officers
Report of the Audit Committee
Executive Compensation and Related Information
Report of the Management Development and Compensation Committee on Executive Compensation
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Long-Term Incentive Plans —Awards in Last Fiscal Year
Employment and Executive Severance Agreements
Harris Stock Performance Graph
Section 16(a) Beneficial Ownership Reporting Compliance
Proposal 2: Ratification of Appointment of Independent Auditors
Fees Paid to Independent Auditors
Appointment of Independent Auditors for Fiscal 2005
Shareholder Proposals for the 2005 Annual Meeting
Discretionary Voting on Other Matters
Miscellaneous Matters

HARRIS CORPORATION

1025 West NASA Boulevard
Melbourne, Florida 32919

Notice of 2004
Annual Meeting of Shareholders
to be held October 22, 2004

TO THE HOLDERS OF COMMON STOCK
OF HARRIS CORPORATION:

      Notice is hereby given that the 2004 Annual Meeting of Shareholders of Harris Corporation will be held at Harris Corporation’s Phillip W. Farmer Customer Briefing Center located at 1025 West NASA Boulevard, Melbourne, Florida, on Friday, October 22, 2004, at 10:00 a.m., local time, for the following purposes:

1.	to elect three directors for a three-year term expiring in 2007;

2.	to ratify the appointment by the Audit Committee of Ernst & Young LLP as Harris’ independent auditors for fiscal year 2005; and

3.	to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only holders of common stock of record at the close of business on August 27, 2004, are entitled to notice of and to vote at the Annual Meeting and all adjournments or postponements thereof.

By Order of the Board of Directors
Richard L. Ballantyne
Corporate Secretary

Melbourne, Florida

September 15, 2004

IMPORTANT NOTICE

Your vote is important. If you do not expect to attend the Annual Meeting of Shareholders or if you plan to attend but wish to vote by proxy, please vote electronically by the Internet or by telephone or by completing, dating, signing and promptly mailing the enclosed proxy card for which a return envelope is provided.

HARRIS CORPORATION

2004 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Proxy Statement
2004 Annual Meeting of Shareholders
to be held October 22, 2004

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving this

proxy statement?

      We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Harris Corporation (which we refer to as “Harris,” “we,” “our” or “us”) for use at the 2004 Annual Meeting of Shareholders to be held on October 22, 2004, and at any adjournments or postponements thereof.

      On September 15, 2004, we commenced mailing to our shareholders: (1) this proxy statement, (2) the accompanying proxy card and instructions, (3) a copy of our 2004 Annual Report to Shareholders, and (4) our Annual Report on Form 10-K for the fiscal year ended July 2, 2004.

What is a proxy?

      A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

What is a proxy statement?

      This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the meeting?

      The purpose of the 2004 Annual Meeting of Shareholders is to obtain shareholder action on the matters outlined in the notice of meeting included with this proxy statement. These matters include the election of three directors and the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for fiscal year 2005. This proxy statement provides you with detailed information about each of these matters.

What is a record date and

what does it mean?

      The record date for the shareholders entitled to vote at the 2004 Annual Meeting is August 27, 2004. The record date is established by the Board as required by Delaware law. Owners of record at the close of business on the record date are entitled to receive notice of the 2004 Annual Meeting and to vote at the 2004 Annual Meeting and at any adjournments or postponements thereof.

How many shares can be voted and

what is a quorum?

      You are entitled to one vote for each share of Harris common stock that you own as of the close of business on August 27, 2004. Only our common stock has voting rights. On the record date, there were 66,213,563 shares outstanding and approximately 7,851 holders of record.

      A quorum is the minimum number of shares that must be present in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 33,106,782 shares of common stock based on the record date of August 27, 2004, will constitute a quorum to hold the Annual Meeting.

What different methods can you

use to vote?

      You have a choice of voting:

       • By telephone;
       • By Internet;
       • By mail; or
       • In person at the Annual Meeting.

      Even if you plan to attend the Annual Meeting, you may vote by telephone, Internet or mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you decide to use to vote, it is important that you follow the instructions that apply to your particular situation.

      If you vote by Internet or telephone, you should not return your proxy card.

What is the difference between

a record owner and an owner
holding shares in “street name”?

      If your shares are registered in your name, you are a record holder. You will be a record holder if you hold a stock certificate or if you have an account with our transfer agent, Mellon Investor Services LLC. If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name.”

How do you vote if your shares are

held in your name?

Voting by telephone

      Voting by telephone is simple and fast. Call the toll-free telephone number on your proxy card and voting instruction form and listen for further directions. To respond to the questions, you must have a touch-tone phone and need to have your proxy card and voting instruction form in hand. This vote will be counted immediately, and there is no need to send in your proxy card.

Voting on the Internet

      Voting on the Internet is also easy and fast. Read your proxy card and voting instruction form and follow the directions. This vote will be counted immediately, and there is no need to send in your proxy card.

Voting by mail

      If you are a shareholder of record, you can save Harris expense by voting by telephone or on the Internet. Alternatively, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.

Voting in person at the meeting

      If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring proper personal identification and evidence of your share ownership with you to the Annual Meeting.

Revoking your proxy

      As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	By filing a written notice of revocation with our Corporate Secretary;

•	By duly signing and delivering a proxy that bears a later date;

•	By subsequently voting by telephone or on the Internet as described above; or

•	By attending the Annual Meeting and voting in person.

How do you vote if your shares are

held in “street name”?

Voting by mail, telephone or on the Internet

      If your shares are held in the name of your broker or other nominee, you should vote your shares using the method directed by your broker or other nominee. A large number of banks and brokerage firms are participating in online voting programs. These programs provide eligible “street” name shareholders the opportunity to vote by the Internet or by telephone. Voting forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting

      If you plan to attend the Annual Meeting and to vote in person, you should contact your broker or other nominee to obtain a broker’s proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

Revoking your proxy

      If your shares are held in street name, you must contact your broker or other nominee to revoke your proxy.

What are your voting choices and

what is the required vote?

      By giving us your proxy, you authorize Harris’ management to vote your shares at the 2004 Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.

Proposal 1: Election of Directors

      With respect to the proposal to elect three nominees for director, you may:

•	Vote “for” the election of all three of the nominees for director named in this proxy statement;

•	“Withhold” authority to vote for all three of the nominees; or

•	“Withhold” authority to vote for one or more of the nominees and vote “for” the remaining nominee or nominees.

      The three nominees receiving the greatest number of votes will be elected to serve as directors. Non-voted shares and shares whose votes are withheld will not affect the outcome of the election of directors.

Proposal 2: Ratification of Auditors

      With respect to the proposal to ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for fiscal year 2005, you may:

•	Vote “for” ratification;

•	Vote “against” ratification; or

•	“Abstain” from voting on the proposal.

      The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of independent auditors. Abstaining from voting on this matter will have the effect of a vote against ratification of the independent auditors.

How do you vote shares held in

the Harris 401(k) Retirement Plan?

      If you are a participant in Harris’ 401(k) Retirement Plan (“401(k) Plan”) and you own shares of Harris common stock through the 401(k) Plan, the proxy and instruction card sent to you also will serve as a voting instruction card to the trustee of the 401(k) Plan for all shares of our common stock you own through the 401(k) Plan. If you do not provide voting instructions for such shares, as directed by the terms of the 401(k) Plan, those shares will be voted by the trustee in the same proportion as the shares for which other participants have timely provided voting instructions.

How do you vote shares held in the Harris Dividend Reinvestment Plan?

      If you are a participant in the Harris Dividend Reinvestment Plan (“DRIP”) administered by Mellon Bank, N.A., your proxy card includes the Harris common stock held in your DRIP account. Mellon Bank, N.A., as the DRIP administrator, is the shareholder of record of the DRIP and will not vote those shares unless you provide it with instructions, which you may do over the Internet, by telephone or by mail using your proxy card.

What happens if you return an

unmarked proxy card?

      If you return your proxy card with no votes marked, your shares will be voted as follows:

•	FOR the election of all three of the nominees for director named in this proxy statement; and

•	FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for fiscal year 2005.

      With respect to other matters that may properly be brought before the Annual Meeting,

your shares will be voted in the discretion of the proxy holders.

How are broker non-votes counted?

      It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker is not permitted by New York Stock Exchange (“NYSE”) rules to vote on a matter without instructions from the beneficial owner of the shares. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Accordingly, if a quorum is present at the meeting, non-voted shares concerning a particular proposal will not affect the outcome of that proposal. The election of directors and the ratification of independent auditors are considered “routine” matters for which brokers may vote without specific instructions.

What does it mean if you receive more

than one proxy card?

      If you receive more than one proxy card, it means you own shares in multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Mellon Investor Services LLC, which may be reached by telephone at 1-888-261-6777 or by Internet at www.melloninvestor.com.

Who pays for the solicitation of proxies?

      We actively solicit proxy participation. We will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing. In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to shareholders, and, upon request, we will reimburse them for their expenses. Our officers and employees may, by letter, telephone, electronic mail or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies. We have also hired Georgeson Shareholder Communications Inc. for a fee of $7,500 plus out-of-pocket expenses to help solicit proxies.

Webcast of the

Annual Meeting of Shareholders

      Our Annual Meeting will be webcast live on October 22, 2004. You may visit the Investor Relations page on our website, which is www.harris.com, to access the webcast of the Annual Meeting. The webcast will enable you to listen only. You will not be able to ask questions. An archived copy of the webcast also will be available on our website through November 22, 2004. The information contained on our website is not incorporated by reference into this proxy statement.

Where can you find the voting results

of the Annual Meeting?

      We intend to announce the preliminary voting results at the Annual Meeting and to publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005, which we will file with the SEC and make available on our website, www.harris.com.

CORPORATE GOVERNANCE

PROPOSAL 1: ELECTION OF DIRECTORS — TERM EXPIRING IN 2007

      Our Restated Certificate of Incorporation provides that our Board of Directors shall consist of not less than eight or more than thirteen directors, the exact number to be determined from time to time by the Board of Directors. The authorized number of directors is presently fixed at ten. Our Restated Certificate of Incorporation also classifies our Board of Directors into three classes of approximately equal size with three-year terms of office ending in different years.

      This year, the terms of Howard L. Lance, Thomas A. Dattilo and Dr. James C. Stoffel expire at the Annual Meeting. Based upon the recommendation of the Corporate Governance Committee, each of Howard L. Lance, Thomas A. Dattilo and Dr. James C. Stoffel has been nominated by the Board for a new three-year term expiring at the Annual Meeting of Shareholders in 2007. The terms of the continuing directors will expire at subsequent Annual Meetings of Shareholders. In accordance with our Restated Certificate of Incorporation, a director holds office until the Annual Meeting of Shareholders for the year in which that director’s term expires, and until that director’s successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement, disqualification or removal from office. Vacancies may be filled by the remaining directors.

      Proxies will be voted in favor of electing Messrs. Lance and Dattilo and Dr. Stoffel to serve for the three-year term expiring in 2007, unless otherwise specified in the proxy card or Internet or telephone voting instructions. Each of the nominees has consented to stand for election. If any nominee becomes unavailable for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board.

      None of the directors, including each of the nominees, is related to any other nominee or director, or to any executive officer of Harris or its subsidiaries, by blood, marriage or adoption.

      Biographical summaries of the nominees and of the continuing directors appear on subsequent pages, and data with respect to the number of shares of our common stock beneficially owned by them as of July 23, 2004, is set forth in the table on page 18.

NOMINEES FOR ELECTION — TERM EXPIRING IN 2007

Howard L. Lance, 48, is our Chairman of the Board, President and Chief Executive Officer. Mr. Lance joined Harris in January 2003 as President and Chief Executive Officer and was appointed Chairman in June 2003. Mr. Lance was President of NCR Corporation, an information technology services provider, and Chief Operating Officer of its Retail and Financial Group from July 2001 until October 2002. Prior to joining NCR, he spent 17 years with Emerson Electric Company, an electronic products and systems company, where he held increasingly senior management positions with different divisions of the company. In 1999, Mr. Lance was named Executive Vice President for Emerson’s Electronics and Telecommunications businesses. Earlier, Mr. Lance held sales and marketing positions with the Scott-Fetzer Company and Caterpillar, Inc., where he began his career in an engineering co-op program.

Mr. Lance was elected to the Harris Board of Directors in January 2003. He is Chairperson of the Executive and Finance Committee.

Mr. Lance serves as a member of the Board of Governors of the Aerospace Industries Association and the Florida Council of 100 and is a trustee of the Florida Institute of Technology.

Thomas A. Dattilo, 53, is Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company, a manufacturer of tires and automotive products. He joined Cooper in January 1999 as President and Chief Operating Officer and became Chair-

man and Chief Executive Officer in April 2000. Prior to joining Cooper, he held senior positions with Dana Corporation. His most recent position was President of Dana’s sealing products group.

Mr. Dattilo was elected to our Board of Directors in August 2001 and is a member of the Audit Committee, the Business Conduct Committee and the Corporate Governance Committee.

In addition to being on the Cooper Tire & Rubber Company board, he is also Chairman of the Rubber Manufacturers Association and Vice-Chairman of the Board of Trustees of the Manufacturers Alliance.

Dr. James C. Stoffel, 58, is Senior Vice President, Chief Technical Officer, and Director of Research and Development of Eastman Kodak Company, a film and digital imaging company. He has held this position since 2000. He joined Kodak in 1997 as Vice President, Director Electronic Imaging Products Research and Development and became Director of Research and Engineering in 1998. Prior to joining Kodak, he was with Xerox Corporation where he began his career in 1972. His most recent position with Xerox was Vice President, Corporate Research and Technology.

Dr. Stoffel was elected to our Board of Directors in August 2003 and is a member of the Business Conduct Committee and the Management Development and Compensation Committee.

Dr. Stoffel is also a trustee of the George Eastman House museum. He serves on the Advisory Board for Research and Graduate Studies at the University of Notre Dame and on the Executive Committee and Board of the Information Technologies Industries Association.

Recommendation Regarding Proposal 1

      Our Board of Directors recommends that you vote FOR each of the nominees.

CURRENT DIRECTORS NOT UP FOR ELECTION

      Biographical summaries of our current directors whose terms continue to run until the 2005 or 2006 Annual Meeting of Shareholders appear below.

Term Expiring in 2005

Lewis Hay III, 48, is Chairman, President and Chief Executive Officer of FPL Group, Inc., a public utility holding company, and is Chairman and Chief Executive Officer of Florida Power and Light Company. He joined FPL Group in 1999 as Vice President, Finance and Chief Financial Officer. From March 2000 until December 2001, he served as President of FPL Group’s non-utility power-generation subsidiary, FPL Energy, LLC. He was named President and Chief Executive Officer of FPL Group in June 2001, and he was named Chairman in January 2002. From May 1999 to July 1999, he was President of LSME Acquisition Co., LLC, a specific purpose acquisition company. Prior to May 1999, he was Executive Vice President and Chief Financial Officer of U.S. Foodservice, Inc., a food service distributor.

Previously, he was a partner with Strategic Planning Associates (now Mercer Management Consulting) where, among other things, he led the firm’s U.S. telecommunications practice.

Mr. Hay was elected to our Board of Directors in February 2002 and is a member of the Audit Committee, the Business Conduct Committee and the Corporate Governance Committee.

Mr. Hay is also a director of Capital One Financial Corporation.

Karen Katen, 55, is Executive Vice President, Pfizer Inc. and President of Pfizer Global Pharmaceuticals. Ms. Katen joined Pfizer in 1974.

Ms. Katen was elected to our Board of Directors in 1994 and is Chairperson of the Business Conduct Committee and a member of the Executive and Finance Committee and the Management Development and Compensation Committee.

Ms. Katen is also a director of General Motors Corporation. She is a member of the Council for the United States and Italy, and an appointee to the 2003 U.S.-Japan Private Sector/Government Commission and the National Infrastructure Advisory Committee. Ms. Katen is a board member of the Pharmaceutical Research and Manufacturers Association of America, the National Alliance for Hispanic Health, Catalyst and RAND. Ms. Katen also is on the national board of trustees for the American Cancer Society Research Foundation, is a trustee for the University of Chicago and is a council member of the Graduate School of Business at the University of Chicago.

Stephen P. Kaufman, 62, is retired Chairman and Chief Executive Officer of Arrow Electronics, Inc., a distributor of semiconductors, peripherals and components. He became President and Chief Operating Officer of Arrow in 1985, Chief Executive Officer in 1986, and Chairman in 1994. He retired as Chief Executive Officer in June 2000 and reassumed that position in June 2002 on an interim basis until September 2002. In January 2001 Mr. Kaufman was appointed a senior lecturer at the Harvard Business School. Prior to joining Arrow, he served in executive capacities with Midland-Ross Corporation.

Mr. Kaufman was elected to our Board of Directors in December 1999 and is Chairperson of the Corporate Governance Committee and a member of the Business Conduct Committee, the Executive and Finance Committee and the Management Development and Compensation Committee.

Mr. Kaufman is also a director of KLA-Tencor Corporation and Freescale Semiconductor Corporation.

Term Expiring in 2006

Joseph L. Dionne, 71, is a retired Chairman of the Board and Chief Executive Officer of The McGraw-Hill Companies, Inc., a publishing and information company. He joined McGraw-Hill as Vice President of its book company in 1967, and after a series of management positions was elected President and Chief Operating Officer in 1981, President and Chief Executive Officer in 1983, and Chairman of the Board and Chief Executive Officer in 1988. He retired as Chief Executive Officer of McGraw-Hill in April 1998 and as Chairman in December 1999.

Mr. Dionne was elected to our Board of Directors in October 1989 and is Chairperson of the Management Development and Compensation Committee and a member of the Business Conduct Committee, the Corporate Governance Committee and the Executive and Finance Committee.

Mr. Dionne is also a director of AXA Financial Inc., The Equitable Life Assurance Society of the United States and Ryder System, Inc.

David B. Rickard, 57, is Executive Vice President, Chief Financial Officer and Chief Administrative Officer of CVS Corporation and CVS Pharmacy, Inc., a retail drugstore chain. He has held this position since joining CVS in September 1999. Prior to joining CVS, he was Senior Vice President and Chief Financial Officer of RJR Nabisco Holdings Corporation from March 1997 to August 1999. Previously, he was Executive Vice President of International Distillers and Vintners Americas.

Mr. Rickard was elected to our Board of Directors in October 2001 and is Chairperson of the Audit Committee and a member of the Business Conduct Committee and the Executive and Finance Committee.

Gregory T. Swienton, 54, is Chairman, President and Chief Executive Officer of Ryder System, Inc., a logistics and transportation services company. He joined Ryder in June 1999 as President and Chief Operating Officer, and was named Chief Executive Officer in November 2000, and Chairman in May 2002. Prior to joining Ryder, he was Senior Vice President-Growth Initiatives of Burlington Northern Santa Fe Corporation (“BNSF”). He held senior positions with BNSF and the former Burlington Northern Railroad from 1994 to 1999, and various executive and management positions with DHL Worldwide Express from 1982 to 1994.

Mr. Swienton was elected to our Board of Directors in February 2000 and is a member of the Audit Committee, the Business Conduct Committee and the Management Development and Compensation Committee.

In addition to being on the Ryder board, he is also on the Board of Trustees of St. Thomas University in Miami, Florida.

Leslie F. Kenne, Lieutenant General U.S.A.F. (Ret.), 56, retired in September 2003 from the U.S. Air Force, where she had most recently been Deputy Chief of Staff for Warfighting Integration at the Air Force headquarters in Washington, D.C. Previously, she had commanded the Electronic Systems Center at Hanscom Air Force Base in Massachusetts. She had also directed a number of major procurement programs, including the F-16 and Joint Strike Fighter programs. Following her retirement from the U.S. Air Force, Ms. Kenne became President of LK Associates, a private independent consulting firm.

Ms. Kenne was elected to our Board of Directors in April 2004 and is a member of the Business Conduct Committee and the Corporate Governance Committee. Ms. Kenne is also a director of EDO Corporation.

ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS

      Our business, property and affairs are managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman and officers, by reviewing materials provided to them or requested by them, by visiting our offices and plants and by participating in meetings of the Board and its committees.

Corporate Governance Principles

      Our Board of Directors has long been focused on and committed to responsible and effective corporate governance. Our Board of Directors has previously adopted Corporate Governance Principles which trace their history to 1960 and which have evolved and been revised over time. Our Corporate Governance Committee is responsible for overseeing the Corporate Governance Principles and reporting and making recommendations to our Board concerning corporate governance matters. Following the adoption by the NYSE of revised listing requirements, our Board reviewed and modified our Corporate Governance Principles. Our Corporate Governance Principles address matters including board composition, director independence, selection of nominees, membership criteria, director compensation, mandatory retirement, meetings, executive sessions of non-management directors, evaluation of the Chief Executive Officer, committees, succession planning, member responsibilities, orientation and continuing education, and self-evaluation of the Board and Board committees. A copy of our Corporate Governance Principles is attached as Appendix A to this proxy statement and is also available on the Corporate Governance section of our website at www.harris.com/harris/cg/.

Director Independence

      The NYSE listing standards and our Corporate Governance Principles require us to have a board of directors with at least a majority of independent directors. Our Board of Directors has, and has had for many years, a substantial majority of independent directors. Our Board has adopted Director Independence Standards to assist in the evaluation of the independence of each of our directors. A copy of the Director Independence Standards is attached as Appendix B to this proxy statement and is also available on the Corporate Governance section of our website at www.harris.com/harris/cg/. Based upon the NYSE listing standards and our Director Independence Standards and after reviewing all relevant facts and circumstances, including each director’s commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, our Board has affirmatively determined that all of our directors, with the exception of Mr. Lance, our Chairman, President and Chief Executive Officer, are independent and have no material relationship with Harris other than as a director.

Meetings and Attendance

      In fiscal 2004, our Board of Directors held six regular meetings and one special meeting, and the standing committees of our Board met a total of twenty times. Each director attended at least 75% of the meetings of the Board and of those committees of which he or she was a member. All of the directors attended an average of 95% of such meetings of the Board and committees on which they serve.

Executive Sessions of Outside Directors

      The Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. Board agendas for scheduled meetings also include regularly scheduled executive sessions of non-management directors. The Board of Directors has implemented a system to annually rotate the Board member who chairs these executive sessions of non-management directors among the chairpersons of each of our standing committees, in alphabetical order by committee name (Audit, Business Conduct, etc.).

Committees

      Currently our Board has five standing committees to assist in the discharge of its responsibilities. The principal functions of each committee are described below. In fiscal 2004, the Investment Committee for the Harris Corporation Retirement Plans was discontinued and its functions and responsibilities were allocated between the Executive and Finance Committee and the Management Development and Compensation Committee.

Audit Committee

      The Audit Committee assists the Board in fulfilling its responsibilities to oversee, among other things:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the independent auditors and our internal audit function.

      The purposes and responsibilities of the Audit Committee also include the following:

•	Directly appointing, compensating, retaining, terminating and overseeing our independent auditors;

•	Pre-approving, or adopting appropriate procedures to pre-approve, all audit services, internal control-related services and non-audit services to be provided by the independent auditors;

•	Reviewing and discussing with the independent auditors and management any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, and major issues concerning the adequacy of our internal controls and any special audit steps adopted in light of any material control deficiencies, and the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements;

•	Reviewing and discussing with the independent auditors and management significant risks and exposures, if any, and the steps to monitor and minimize such risks and exposures;

•	Reviewing and discussing our earnings press releases and the types of financial information and guidance provided, and the types of presentations made, to analysts and rating agencies; and

•	Reviewing and discussing with the independent auditors and management quarterly and year-end operating results, reviewing interim financial statements prior to their inclusion in Form 10-Q filings, and recommending to the Board of Directors the inclusion of the financial statements in our Annual Report on Form 10-K.

      A more detailed discussion of the Audit Committee’s duties and responsibilities is contained in the Audit Committee Charter, which was adopted by our Board of Directors. A copy of this Charter is attached as Appendix C to this proxy statement and is also available on the Corporate Governance section of our website at www.harris.com/harris/cg/.

      From time to time the Committee also undertakes special projects. These projects have included reviewing our various insurance coverages, our environmental policies and our various legal issues and major litigation.

      Our Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of the NYSE listing standards, the Sarbanes-Oxley Act of 2002 and related SEC rules, and our Director Independence Standards. Our Board has also determined that each of the members of the Audit Committee satisfies the “financial literacy” requirements of the NYSE and has “accounting or related financial management expertise” and that David B. Rickard satisfies the “audit committee financial expert” criteria as that term is defined by regulation of the SEC and that he is independent of management of Harris.

      The Audit Committee held six meetings during the past fiscal year, including meeting regularly with Ernst & Young LLP and the internal auditors, both privately and with management present.

Management Development and

Compensation Committee

      The purposes and responsibilities of the Management Development and Compensation Committee include the following:

•	Reviewing and evaluating plans for management training and development and organizational structure, and recommending to the Board of Directors for its approval individuals for election as executive officers and other corporate officers;

•	Overseeing and reviewing our overall compensation philosophy and establishing the compensation, perquisites and other benefits of our officers and management;

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating his performance in light of those goals, and together with all independent directors, determining and approving the Chief Executive Officer’s annual salary, bonus, stock incentives and other benefits based on this evaluation;

•	Reviewing and approving the use and the terms of employment, separation, severance and change of control agreements and any special arrangements in the event of termination, death or retirement of corporate officers (together, in the case of our Chief Executive Officer, with all independent directors); and

•	Administering our stock-based compensation plans.

      Our Board of Directors has determined that each of the members of the Management Development and Compensation Committee is independent under the rules of the NYSE and our Director Independence Standards. The Management Development and Compensation Committee held five meetings during the past fiscal year. The Management Development and Compensation Committee has a Charter which is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. A copy of the Charter is also available to shareholders free of charge upon a written request to our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919.

Corporate Governance Committee

      The purposes and responsibilities of the Corporate Governance Committee include the following:

•	Identifying individuals believed to be qualified to become Board members consistent with criteria approved by the Board, and recommending nominees to stand for election at annual meetings of shareholders or to fill vacancies;

•	Adopting a policy and procedure for consideration of candidates recommended by our shareholders;

•	Developing, implementing and overseeing our Corporate Governance Principles;

•	Developing, reviewing and recommending director compensation, perquisites and benefit plans;

•	Recommending committees of the Board and committee assignments;

•	Reviewing the functions of committees of the Board of Directors and recommending changes as deemed appropriate;

•	Setting meeting schedules for the Board of Directors and recommending meeting schedules for the Board’s committees; and

•	Facilitating the Board’s evaluation of the Board’s effectiveness.

      Our Board of Directors has determined that each of the members of the Corporate Governance Committee is independent under the rules of the NYSE and our Director Independence Standards. The Corporate Governance Committee held five meetings during the past fiscal year. The Corporate Governance Committee has a Charter, which is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. A copy of the Charter is also available to shareholders free of charge upon written request to our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919.

Business Conduct Committee

      The Business Conduct Committee reviews and oversees our continuing program relating to standards and controls within Harris for compliance with our standards of business conduct, sound ethical business practices and legal requirements in connection with our business. The Business Conduct Committee held two meetings during the past fiscal year. The Business Conduct Committee has a Charter, which is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. A copy of the Charter is also available to shareholders free of charge upon written request to our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919.

Executive and Finance Committee

      The Executive and Finance Committee is authorized to periodically review our financial position, capital structure, working capital, capital transactions, acquisitions and divestitures, financial and investment aspects of our benefit plans and, during the intervals between meetings of the Board of Directors, to the extent permitted by law, to exercise all powers of the Board (except for certain reserved matters) in the management of our business. The Executive and Finance Committee also reviews our dividend policy, capital asset plan and stock repurchase policy and makes recommendations to the Board relating to such plan or policies. The Executive and Finance Committee held two meetings during the past fiscal year. The Executive and Finance Committee has a Charter, which is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. A copy of the Charter is also available to shareholders free of charge upon written request to our Corporate Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919.

COMMITTEE MEMBERSHIP

      The current committee members for each of the five standing committees of the Board of Directors are as follows, with the chairperson listed first:

Management
Development
Audit	Business Conduct	Corporate Governance	Executive and Finance	and Compensation

David B. Rickard Thomas A. Dattilo Lewis Hay III Gregory T. Swienton	Karen Katen Thomas A. Dattilo Joseph L. Dionne Lewis Hay III Stephen P. Kaufman Leslie F. Kenne David B. Rickard Dr. James C. Stoffel Gregory T. Swienton	Stephen P. Kaufman Thomas A. Dattilo Joseph L. Dionne Lewis Hay III Leslie F. Kenne	Howard L. Lance Joseph L. Dionne Karen Katen Stephen P. Kaufman David B. Rickard	Joseph L. Dionne Karen Katen Stephen P. Kaufman Dr. James C. Stoffel Gregory T. Swienton

OTHER CORPORATE GOVERNANCE

INFORMATION

Director Retirement

      It is our policy that a director will retire from the Board effective at the end of the month in which he or she reaches age 72. In addition, a director is expected to automatically tender his or her resignation in the event of retirement or other significant change in status from the employment position held when last elected or appointed to the Board, and the Board will then determine whether such director’s continued Board membership is in the best interests of Harris and our shareholders, free from conflict of interests, and is otherwise appropriate.

Communications with Members of the

Board of Directors

      Shareholders and other interested persons wishing to communicate directly with the Board may do so by sending an e-mail message to the Board member then presiding over the meetings of our non-management directors — referred to as our “Presiding Independent Director” — at presiding.director@harris.com. Communications sent by e-mail will go simultaneously to the Presiding Independent Director and also to our Corporate Secretary. Shareholders and others may also write to the Presiding Independent Director c/o Corporate Secretary, Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. Our Corporate Secretary will review any such written communications and if they are related to the duties and responsibilities of the Board and its committees, they will be forwarded to the Presiding Independent Director. Our Corporate Secretary will periodically provide the Board a summary of all written communications received that were not forwarded because they were unduly hostile, threatening, illegal or similarly inappropriate and will make them available to the Board upon request. The Presiding Independent Director will determine whether communications should be sent to the full Board or a committee.

      Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control or auditing matters. Any of our employees may communicate concerns about any of these matters to such employee’s supervisor, manager or business standards advisor, or to the Director of Internal Audit or the Director of Business Conduct or others, or on a confidential and anonymous basis by way of our toll-free hotline number listed on our website or in our Standards of Business Conduct. Other persons with concerns or complaints may contact our Director of Internal Audit or Director of Business Conduct at 1025 West NASA Boulevard, Melbourne, Florida, 32919. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control or auditing matters and if it does, it will be handled in accordance with the procedures established by the Audit Committee.

      We typically schedule a Board meeting in conjunction with our Annual Meeting of Shareholders. In the absence of unavoidable conflict, all Board members are expected to attend the Annual Meeting of Shareholders. All members of the Board of Directors, then in office, attended the 2003 Annual Meeting of Shareholders.

Standards of Business Conduct

      All Harris directors and employees, including the Chief Executive Officer, Chief Financial Officer, principal accounting officer and other senior financial officers, are required to abide by Harris’ Standards of Business Conduct, originally adopted in 1987, to ensure that our business is conducted in a consistently ethical and legal manner. Our Directors’ Standards of Business Conduct and our Standards of Business Conduct applicable to all employees form the foundation of a comprehensive business conduct program that includes compliance with all laws, corporate policies and procedures, an open relationship among employees that contributes to good business conduct, and an abiding belief that we should conduct all business dealings with integrity, honesty and responsibility. Our business conduct policies cover many topics, including employment issues, confidentiality, environmental health and safety, insider trading, corporate opportunities, antitrust, export control, boycotts, government contracts, international business practices, entertainment and gifts, and use of company assets. Employees are required to report any conduct they believe in good faith to be a violation of any of our business policies.

      Our Standards of Business Conduct and our Directors’ Standards of Business Conduct are posted on our website at www.harris.com/business-conduct and are also available free of charge by written request to our Director of Business Conduct, Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. Any amendment to, or waiver from, our Standards of Business Conduct will be posted on our website within five business days following such amendment or waiver.

Director Nomination Process

      Our Board is responsible for approving nominees to stand for election as directors. The Corporate Governance Committee assists the Board in this process and identifies individuals believed to be qualified to become Board members and recommends nominees.

      It is a long-standing policy of the Board to consider director nominees submitted by shareholders. A shareholder who wishes to recommend a nominee for the Corporate Governance Committee’s consideration must include at least the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and the written consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected. The required information should be sent to our Corporate Secretary at 1025 West NASA Boulevard, Melbourne, Florida 32919. The Corporate Secretary will forward properly submitted shareholder proposed nominations to the Chairperson of the Corporate Governance Committee for consideration at a future Corporate Governance Committee meeting. Individuals proposed by shareholders in accordance with these procedures will be evaluated and considered by the Corporate Governance Committee in the same manner as it evaluates other proposed nominees.

      In addition to proposing nominees for consideration to the Corporate Governance Committee, shareholders may also directly propose nominees for consideration at an Annual Meeting or special meeting of shareholders. The requirements and procedures to be followed by shareholders for directly nominating directors are discussed below under “Shareholder Proposals for the 2005 Annual Meeting.”

      Our Corporate Governance Principles contain Board membership criteria that apply to nominees for a position on our Board. The Board, based upon the recommendation of the Corporate Governance Committee (which recommendation will be based on the criteria set forth below, regardless of whether the nominee is identified by the Corporate Governance Committee, by shareholders or otherwise), will select new nominees considering the following criteria:

•	Demonstrated ability and sound judgment that usually will be based on broad experience;

•	Personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	Willingness to objectively appraise management performance;

•	Giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our businesses;

•	Ability and willingness to commit adequate time to Board and committee matters, including attendance at Board, committee and annual shareholder meetings;

•	Fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Harris and the interests of our shareholders; and

•	Diversity of viewpoints, background and experience.

      In fiscal 2004, our Corporate Governance Committee retained a third-party search firm to assist in identifying and evaluating potential nominees. Once the Board determined to add directors, the Corporate Governance Committee considered the specific qualifications and skills a candidate should possess. Guided by these considerations, the search firm conducted research to identify viable candidates. It prepared and provided a list for the Corporate Governance Committee that included a brief biography of each potential candidate. The search firm then conducted further research on the candidates in whom the Corporate Governance Committee had the most interest and facilitated interviews with the Chairperson and other members of the Corporate Governance Committee and our Chief Executive Officer. The results were then reported to the full Corporate Governance Committee by the Chairperson.

      Dr. James C. Stoffel and Lt. General Leslie F. Kenne (Ret.) were appointed to our Board during fiscal 2004. The search firm initially identified Dr. James C. Stoffel and Lt. General Leslie F. Kenne (Ret.) to the Chairperson of the Corporate Governance Committee as potential director candidates, and the Chairperson forwarded their names to the full Corporate Governance Committee for its consideration.

DIRECTOR COMPENSATION AND BENEFITS

      Directors who are not employees of Harris receive the following fees for their services on the Board:

•	$30,000 annual retainer fee for serving as a director;

•	$10,000 annual retainer fee for the Chairperson of the Audit Committee (increased effective November 1, 2003) and $5,000 annual retainer fee for the Chairperson of each other committee;

•	$1,200 attendance fee for each Board meeting; and

•	$1,500 attendance fee for each committee meeting and for attendance at any other meeting devoted to our affairs.

These fees may be deferred, in whole or in part, as discussed below.

      We also reimburse each non-employee director for travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. In addition, we provide each non-employee director with accident, death and disability insurance in the amount of up to $200,000 and business travel insurance of up to an additional $200,000 in the event that he or she is involved in an accident while traveling on business relating to our affairs.

      In addition to receiving reimbursement for tax preparation and estate planning services of up to $5,000 per year, non-employee directors may participate in our gift matching program available to all employees, where we match contributions to eligible educational institutions and charitable organizations up to an annual maximum of $10,000 per director.

      Employee directors are not compensated for service as a director.

Stock Options

      Under the Harris Corporation 2000 Stock Incentive Plan (the “2000 Stock Incentive Plan”), which was approved by shareholders at the 2000 Annual Meeting, each non-employee director is automatically granted an option to purchase 2,000 shares of our common stock on the date of each Annual Meeting of Shareholders. Non-employee directors also receive an automatic grant of options to purchase 2,000 of our shares upon joining the Board. The options granted under the 2000 Stock Incentive Plan and its predecessor plan, the Harris Corporation Stock Incentive Plan (the “1990 Stock Incentive Plan”), are non-qualified options for tax purposes, are priced at fair market value on the date of grant and become exercisable as follows:

•	50% of the option shares become exercisable on the first anniversary of the date of grant; and

•	25% of the option shares become exercisable on each of the next two succeeding anniversary dates.

      Notwithstanding the above, in the event of a change in control of Harris, any non-employee director’s options outstanding for more than one year at that time immediately become exercisable in full. In the case of options previously granted under the 1990 Stock Incentive Plan, a director may exercise vested options for a period of three years following the date of retirement; and a non-employee director’s vested options may be exercised by his or her estate or representative for a period of twelve months following the date of death. In the case of options granted to directors under the 2000 Stock Incentive Plan, such options continue to vest and may be exercised following retirement. In addition, such options fully vest upon a non-employee director’s death and are exercisable by his or her representative only within the twelve-month period following the date of death. In any event, all options granted to non-employee directors expire no more than ten years after the date of grant. Neither the Board nor any committee of the Board has any discretion with respect to options granted to non-employee directors.

  Deferred Compensation

      Under the 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan (the “1997 Directors’ Plan”), on January 1 of each year each non-employee director is currently credited with 1,000 Harris stock equivalent units, which number may be changed from time to time by the Board. In addition, under the 1997 Directors’ Plan, each non-employee director may make an irrevocable election each year to defer all or a portion of his or her fees. Deferred amounts may be invested in investment alternatives similar to those available under our 401(k) Plan or in stock units, pursuant to which a non-employee director’s account is credited with a number of units of Harris stock equivalents based upon the fair market value of our common stock on the first day of the month following the calendar month in which the fees are deferred. Once amounts are credited in Harris stock equivalents, they may not be reallocated into any other investment alternatives and are payable only following the non-employee director’s resignation, retirement or death. Each stock unit is credited with dividend equivalents, which are deemed reinvested in additional Harris stock units on the dividend payment date. A non-employee director may elect to receive amounts deferred under the 1997 Directors’ Plan, including amounts deferred in the form of Harris stock units, either in a lump sum cash payment on a date within five years of his or her resignation or retirement or in annual cash payments over a designated number of years, provided that all amounts are fully paid within ten years of resignation or retirement. Within ninety days following a change of control, each non-employee director (or former non-employee director) will receive a lump sum cash payment equal to the then remaining balance in his or her account.

Stock Ownership Guidelines for Non-Management Directors

      To further align the interests of members of the Board and shareholders, in fiscal 2004 the Board reviewed and approved stock ownership guidelines for our non-management directors. Such directors are expected to own Harris stock or stock equivalents having a minimum value of four times such directors’ annual retainer.

Indemnification

      We have entered into indemnification agreements with each of our directors and executive officers, including those executive officers named in the summary compensation table on page 24. These agreements require us to indemnify these directors and officers with respect to their activities as directors or officers of Harris, or when serving at our request as a director, officer or trustee of another corporation, trust or other enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative to which they are, or are threatened to be made, parties as a result of their service to us. We will indemnify each such director or officer for any one or a combination of the following, whichever is most advantageous to such director or officer:

•	The benefits provided by our Restated Certificate of Incorporation and By-Laws in effect on the date of the indemnification agreement or at the time expenses are incurred by the director or officer;

•	The benefits allowable under Delaware law in effect on the date of the indemnification agreement;

•	The benefits allowable under the law of the jurisdiction under which we exist at the time expenses are incurred by the director or officer;

•	The benefits available under liability insurance obtained by us; and

•	Such other benefits as may otherwise be available to the director or officer under our existing practices.

      Under the indemnification agreements, each director or officer will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of Harris with respect to suits or proceedings arising from his or her service with us.

OUR LARGEST SHAREHOLDERS

      The rules of the SEC require disclosure regarding any persons known to us to be a beneficial owner of more than five percent of our common stock. The following table sets forth as of July 23, 2004 the beneficial ownership of our common stock by each person who has reported to the SEC beneficially owning more than five percent of our common stock, based on the reports filed by these persons.

	Amount and
	Nature of
Name and Address of	Beneficial	Percent
Beneficial Owner	Ownership	of Class

FMR Corp.	8,346,076 (1)	12.48%
82 Devonshire Street Boston, Massachusetts 02109
Barclays Global Investors, NA	6,806,317 (2)	10.22%
45 Fremont Street, 17th Floor San Francisco, California 94105

(1)	This information is based on an Amendment No. 2 to Schedule 13G with respect to our common stock filed by FMR Corp. with the SEC on February 10, 2004, in which FMR Corp. states that as of January 31, 2004, Edward C. Johnson 3d and FMR Corp had sole voting power over 263,610 shares, Edward C. Johnson 3d and FMR Corp. had sole dispositive power over 8,309,276 shares, and Fidelity International Limited had sole voting and dispositive power over 36,800 shares. FMR Corp.’s Amendment No. 2 to Schedule 13G indicates that certain subsidiaries and affiliates of FMR Corp. are considered beneficial owners of such shares as follows: Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owned 8,082,466 shares (including 148,066 shares issuable upon conversion of $6.7 million principal amount of our 3.5% convertible debentures) as a result of its acting as investment advisor to various investment companies; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., beneficially owned 226,810 shares as a result of its serving as investment advisor of institutional accounts; and Fidelity International Limited, which provides investment advisory and management services to non-U.S. investment companies, beneficially owned 36,800 shares.

(2)	This information is based on an Amendment No. 1 to Schedule 13G with respect to our common stock filed by Barclays Global Investors, NA with the SEC on December 10, 2003, in which Barclays Global Investors, NA states that as of November 30, 2003, Barclays Global Investors, NA beneficially owned 5,431,669 shares, as to which it possessed sole voting and dispositive power over 4,583,591 shares; Barclays Global Fund Advisors beneficially owned 432,242 shares, as to which it possessed sole voting and dispositive power over 430,469 shares; Barclays Global Investors, Ltd beneficially owned 867,608 shares, as to which it possessed sole voting power over 861,208 shares and sole dispositive power over 867,608 shares; Barclays Life Assurance Company Limited beneficially owned 8,500 shares, as to which it possessed sole voting and dispositive power; and Barclays Bank PLC owned 66,298 shares, as to which it possessed sole voting and dispositive power.

SHARES HELD BY OUR DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the beneficial ownership of shares and equivalent units of our common stock, as of July 23, 2004, by (a) each director, including the nominees for election at the 2004 Annual Meeting, (b) our Chief Executive Officer and each other executive officer named in the summary compensation table below, and (c) all our directors and executive officers as a group. Except as otherwise noted, the named individual or family members had sole voting and investment power with respect to the securities. As of July 23, 2004, no individual director, nominee for director, or Named Executive Officer (as defined below under “Summary Compensation Table”) beneficially owned 1% or more of our common stock. As of July 23, 2004, our directors and executive officers, as a group, beneficially owned 1.79% of our common stock.

	Shares Beneficially Owned

		Shares	Total
		Under	Shares	Deferred
	Shares	Exercisable	Beneficially	Stock
Name	Owned(1)	Options(2)	Owned(3)	Units(4)

DIRECTORS:
Thomas A. Dattilo	1,000	4,500	5,500	7,084
Joseph L. Dionne	5,010	15,520	20,530	9,509
Lewis Hay III	0	2,500	2,500	5,974
Karen Katen	5,000	15,520	20,520	18,691
Stephen P. Kaufman	2,000	4,500	6,500	4,595
Lt. Gen. Leslie F. Kenne (Ret.)*	0	0	0	0
Howard L. Lance(5)**	115,640	85,235	200,875	509
David B. Rickard	0	2,500	2,500	4,161
Dr. James C. Stoffel	0	1,000	1,000	1,004
Gregory T. Swienton	0	4,500	4,500	12,580

NAMED EXECUTIVE OFFICERS:
Richard L. Ballantyne(5)	25,966	79,669	105,635	1,853
Nick E. Heldreth(5)	36,633	96,743	133,376	1,965
Robert K. Henry(5)	49,774	124,725	174,499	1,880
Bryan R. Roub(5)(6)	95,551	120,647	216,198	4,589
All Directors and Executive Officers as a Group (20 persons)(7)	469,380	719,157	1,188,537	79,033

*	Leslie F. Kenne was appointed to our Board of Directors in April 2004. At that time she was automatically granted options to purchase 2,000 shares of our common stock, which do not start to vest until April 2005.

**	Also a Named Executive Officer.

(1)	Includes shares over which the person or members of his or her immediate family currently hold or share voting and/or investment power and excludes shares listed under the columns “Shares Under Exercisable Options” and “Deferred Stock Units.”

(2)	Includes shares underlying options granted under our 1990 Stock Incentive Plan and 2000 Stock Incentive Plan which are exercisable as of July 23, 2004, and shares underlying options which become exercisable within 60 days thereafter.

(3)	Represents the total of shares listed under the columns “Shares Owned” and “Shares Under Exercisable Options.”

(4)	For the non-employee directors, this column includes stock equivalent units credited under our 1997 Directors’ Plan discussed above under “Director Compensation and Benefits.” For the Named Executive Officers, this column includes amounts deferred in the form of stock equivalent units under our Supplemental Executive Retirement Plan, which are settled in cash following, or under certain circumstances prior to, retirement. These stock equivalent units may not be voted or transferred.

(5)	The shares reported as beneficially owned include performance or restricted shares awarded under our 2000 Stock Incentive Plan for which the performance or vesting period had not expired and as to which the named individuals have sole voting power but no investment power, as follows: Mr. Lance — 15,000 performance shares and 66,666 restricted shares; Mr. Ballantyne — 6,000 performance shares; Mr. Heldreth — 10,000 performance shares; Mr. Henry — 18,500 performance shares and 25,000 restricted shares; and Mr. Roub — 17,500 performance shares.

(6)	The shares reported as beneficially owned do not include 400 shares owned by family members of Mr. Roub. Mr. Roub disclaims beneficial ownership of such shares.

(7)	The shares reported as beneficially owned by all directors and executive officers, as a group, include 213,666 performance shares and restricted shares awarded to the executive officers under our 2000 Stock Incentive Plan as to which the executive officers have sole voting power but no investment power. The shares reported do not include 400 shares owned by family members, for which the directors and executive officers disclaim beneficial ownership.

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by Harris under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Harris specifically incorporates this Report by reference therein.

      The Audit Committee operates pursuant to a Charter that was last revised by our Board of Directors in June 2004 and that is included as Appendix C to this proxy statement. The role of the Audit Committee is, among other things, to assist the Board of Directors in its oversight of:

•	The integrity of the financial statements of Harris;

•	Harris’ compliance with legal and regulatory requirements;

•	The independence and qualifications of Harris’ independent auditors; and

•	The performance of Harris’ independent auditors and internal audit function.

      The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent, within the meaning of the listing standards of the NYSE, the Sarbanes-Oxley Act of 2002 and related rules of the SEC and our Director Independence Standards.

      Management of Harris is responsible for the preparation, presentation and integrity of Harris’ financial statements and the effectiveness of our internal control over financial reporting. Management and the internal auditing department are responsible for maintaining and evaluating appropriate accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for auditing the consolidated financial statements and expressing an opinion as to whether such financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. The Audit Committee has met and held discussions with management, the head of Harris’ internal audit department and the independent auditors. The Audit Committee discussed with the internal and independent auditors the overall scope of and plans for their respective audits. The Audit Committee also met with the independent auditors, the Director of Internal Audit and the Chief Financial Officer, with and without management present, to discuss the results of their examinations, the evaluations of Harris’ internal controls and the overall quality of Harris’ financial reporting. Management has represented to the Audit Committee that Harris’ consolidated financial statements were prepared in accordance with generally accepted accounting principles.

      In the performance of its oversight function, the Audit Committee has:

•	Considered, reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality of the accounting principles, the reasonableness thereof, significant adjustments, if any, and the clarity of disclosures in the financial statements, as well as critical accounting policies;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, Communication with Audit Committees, and No. 71, Interim Financial Information, as currently in effect;

•	Received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed the independence of Ernst & Young LLP with them;

•	Reviewed the services provided by the independent auditors other than their audit services and considered whether the provision of such other services by the independent auditors is compatible with maintaining their independence, discussed with the auditors the auditors’ independence, and concluded that the independent auditors are independent from Harris and its management; and

•	Reviewed the contents of SEC required certification statements from the Chief

Executive Officer and Chief Financial Officer and also discussed and reviewed the process and internal controls for providing reasonable assurances that the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2004 are true in all important respects, and that the report contains all material information of which they are aware.

      In reliance upon the reports, reviews and discussions described in this report, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Harris’ Annual Report on Form 10-K for the fiscal year ended July 2, 2004, for filing with the SEC. The Audit Committee also has appointed, and has requested shareholder ratification of the appointment of, Ernst & Young LLP as Harris’ independent auditors for the fiscal year ending July 1, 2005.

Submitted by the Audit Committee of the Board of Directors

David B. Rickard, Chairperson Thomas A. Dattilo Lewis Hay III Gregory T. Swienton

EXECUTIVE COMPENSATION AND RELATED INFORMATION

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Management Development and Compensation Committee, which is comprised solely of independent, non-employee directors, annually approves our compensation philosophy and the compensation, perquisites and other benefits for our executive officers under salary, incentive and other plans authorized by our Board of Directors and/or shareholders. In addition, the Management Development and Compensation Committee annually approves, together with all independent directors, the compensation for our Chief Executive Officer and President.

Compensation Philosophy

      Our executive compensation philosophy is designed to meet Harris’ needs, as well as the needs of our executives and shareholders. The executive compensation program is intended to:

•	Closely link compensation to an individual’s performance and our financial results;

•	Align the interests of our executives and shareholders by emphasizing both the short-term and long-term performance objectives and strategic focus of our businesses;

•	Facilitate management stock ownership; and

•	Enable us to attract and retain a world-class management team.

      This philosophy applies to all of our management employees, including the executive officers named in the summary compensation table presented below.

      Our executive compensation program has two major components:

•	An annual cash component, consisting of a base salary and an incentive bonus based on the financial performance for the fiscal year of Harris and/or the applicable operating segment; and

•	A long-term equity incentive component, consisting of (1) stock options, (2) performance shares with payouts based upon meeting performance targets over a three-year period, and (3) restricted shares which vest over a period of years.

      We utilize a structured approach for evaluating executive performance and determine executive annual cash compensation by reference to external industry surveys of compensation of executives in similar positions, individual performance and experience in the position, and scope of responsibility. Payouts for annual cash incentive awards are based upon the degree to which an executive achieves the applicable operating results established at the start of our fiscal year. Similarly, long-term compensation in the form of a performance share payout is based upon the degree to which an executive attains operating results outlined in the strategic growth plan. For the three-year performance period ended July 2, 2004, we used cumulative earnings per share for Harris and annual assessments of operating income and return on capital for our divisions as the criteria for payouts of performance shares.

      Our executive compensation program is designed to ensure that executive pay remains competitive with pay for comparable jobs, responsibilities and performance in leading industrial and technology companies. For this reason, we periodically retain outside independent compensation and benefit consultants to review our executive compensation programs. During fiscal 2004, the Management Development and Compensation Committee retained the services of Frederic W. Cook & Co., Inc., an independent compensation consultant, to review our compensation philosophy, design and levels of compensation for our executive officers and other members of management under salary, incentive and other plans authorized by our Board of Directors and/or shareholders.

Annual Cash Compensation

      Annual cash compensation consists of a fixed base salary and an opportunity for a variable cash performance incentive. Base salaries and planned cash incentive compensation targets for senior executives, other than the Chief Executive Officer and President, are recommended annually by the Chief Executive Officer and then reviewed and approved by the Management Development and Compensation Committee.

      The Annual Incentive Plan, which was approved by shareholders at the 1995 Annual Meeting and reapproved by shareholders at the 2000 Annual Meeting, provides for payment to executives of a specified cash amount (not to exceed 200% of the target amount) based upon the percentage achievement of specific financial objectives, including such measures as earnings per share, operating income and revenue growth. The financial objectives and criteria are established at the start of our fiscal year. For fiscal 2004, annual incentive payments were based upon earnings per share, operating income and/or revenue targets.

      The percentage of an executive’s annual cash compensation attributable to the incentive bonus generally increases with his or her level of management responsibility. For the executive officers named in the summary compensation table presented below, target cash incentive compensation ranged from 38% to 50% of total annual cash compensation for fiscal 2004.

Long-Term Compensation

      The stock incentive plans are intended to align executive and shareholder interests. The plans permit the granting of any or all of the following types of awards:

•	Performance shares, or units, conditioned upon meeting specified performance criteria;

•	Restricted stock or units;

•	Stock options;

•	Stock appreciation rights, independent of or in tandem with stock options; and

•	Other awards valued in whole or in part by reference to, or otherwise based on, common stock.

      The Management Development and Compensation Committee believes that, through the use of stock incentives, the interests of our executives are directly aligned with the objective of enhancing shareholder value.

      With respect to performance share awards, at the beginning of an award cycle the Management Development and Compensation Committee determines the applicable performance criteria. The performance share award and option grants for senior executives, other than the Chief Executive Officer and President, are recommended by the Chief Executive Officer and then reviewed and approved by the Management Development and Compensation Committee. The Management Development and Compensation Committee grants each participant a specified number of performance shares at the start of the relevant period and establishes a means for computing the number of performance shares that can be earned during the period. Payouts for the three-year period ended July 2, 2004 ranged from 30% to 140% of the performance share award granted at the start of the period. Performance shares are subject to forfeiture if the performance goals are not attained or if a participant’s employment is terminated for certain reasons before the performance period has ended.

      Stock options are granted at fair market value as of the date of grant, typically vest over three years, and have a term of not greater than ten years. Stock options provide realizable value only when the price of our common stock increases above the option grant price. In addition to stock options and performance shares, awards of restricted shares are made on a selective basis to individual executives as part of hiring packages or for executive retention. These restricted shares vest over various periods.

Stock Ownership Guidelines for Executives

      To further promote ownership of shares by management and to more closely align management and shareholder interests, in fiscal 2004 the Management Development and Compensation Committee reviewed and approved new stock ownership guidelines for our executive officers. Executives are expected to own Harris stock having a minimum value, denominated as a multiple of their annual salaries, as follows: four times annual salary for the Chief Executive Officer; two times annual salary for other executive officers; and equal to one year’s annual salary for other designated officers. Executives within three years of normal retirement are exempt from the guidelines.

Section 162(m) — Deductibility

      Stock option grants and performance share awards made to executive officers under stock incentive plans and payments under the Annual Incentive Plan comply with the requirements of Internal Revenue Code Section 162(m) relating to the tax deductibility of certain compensation exceeding $1 million for certain executive officers named in the summary compensation table presented below. In any year, however, the Board or the Management Development and Compensation Committee may determine, in light of all applicable circumstances, that it would be in our best interests for compensation to be paid under those plans or otherwise in a manner that may not qualify as performance-based under Section 162(m).

Retirement Plans

      We maintain the 401(k) Plan, which is a tax-qualified defined contribution retirement plan available to most of our domestic employees. Subject to applicable Internal Revenue Code limits, employees may contribute from 1% to 12% of eligible compensation and we will make a matching contribution of up to 6% of eligible compensation. The 401(k) Plan also includes a “profit sharing” component. To the extent contributions to our 401(k) Plan are limited, certain of our executives are also eligible to contribute to our non-qualified, supplemental executive retirement plan. This supplemental plan has been established for certain employees whose contributions to the 401(k) Plan are otherwise limited by the Internal Revenue Code. In addition to employee contributions, matching and profit sharing components, we may also grant special awards to participants under our supplemental executive retirement plan.

Other Benefits

      In addition to base salary and annual cash incentives, stock-based compensation and retirement plans, employees, including executives, are eligible for other benefits. These benefits include group life and medical insurance as well as disability benefits.

Chief Executive Officer Compensation

      Effective February 1, 2003, the Board named Mr. Lance as Chief Executive Officer and President. At the direction of the Management Development and Compensation Committee, Mr. Lance’s employment terms were negotiated at arm’s length by the Chairperson of the Committee and Mr. Lance. Competitive market data was considered as to total compensation of chief executive officers at companies similar in size and performance characteristics to Harris, our compensation strategy and philosophy and the desirability of linking a significant portion of pay to both the performance of Mr. Lance and Harris. Following approval of the Board of Directors, Harris and Mr. Lance entered into an executive employment agreement which is discussed below under “Employment and Executive Severance Agreements.” Consistent with his employment agreement, Mr. Lance’s base salary, incentive compensation, performance share awards, stock option grants, restricted shares and other benefits are annually reviewed and approved by the Management Development and Compensation Committee together with all independent directors.

      In August, 2003, the Management Development and Compensation Committee and independent directors established Mr. Lance’s annual base salary at $775,000, an increase from $725,000, and an annual cash bonus with a target level for such bonus equal to 100% of his annual base salary. In recommending Mr. Lance’s total annual compensation for fiscal 2004, the Management Development and Compensation Committee considered Mr. Lance’s individual performance by the same measures previously described for determining executive officer compensation. Under our Annual Incentive Plan, Mr. Lance received annual cash incentive compensation for fiscal 2004 based upon 126.75% achievement of an earnings-per-share target. In August 2003, the Management Development and Compensation Committee and independent directors also granted Mr. Lance options to purchase 100,000 shares of common stock and 15,000 performance shares for the three-year period ending June 30, 2006.

Submitted by the Management Development
and Compensation Committee of the
Board of Directors

Joseph L. Dionne, Chairperson
Karen Katen
Stephen P. Kaufman
Dr. James C. Stoffel
Gregory T. Swienton

SUMMARY COMPENSATION TABLE

      The table below shows the annual and long-term compensation for the fiscal years ended July 2, 2004, June 27, 2003 and June 28, 2002, awarded, earned or paid for services in all capacities of those executives who, at the end of fiscal 2004, were (1) our Chief Executive Officer, and (2) our other four most highly-compensated executive officers (together, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Name and Principal Position	Year	($)	($)	(1) ($)	(2) ($)	(#)	(3) ($)	(4) ($)

Howard L. Lance	2004	$750,481	$1,189,625	$39,333	—	124,480	—	$175,726
Chairman, President &	2003	$320,673	$422,083(5)	$335,079	$3,132,000	100,000	—	$2,495
Chief Executive Officer*	2002	—	—	—	—	—	—	—

Bryan R. Roub	2004	$370,096	$465,444	$7,000	—	132,565	$248,800	$126,112
Senior Vice President &	2003	$360,673	$293,934	$4,800	—	34,000	$122,280	$83,849
Chief Financial Officer	2002	$338,077	$301,762	$3,000	—	68,599	$144,960	$72,285

Robert K. Henry	2004	$365,673	$409,180	$17,400	—	29,026	$288,608	$120,833
Senior Vice President & President,	2003	$316,721	$255,589	$8,800	$749,000	50,000	$136,954	$72,970
Government Communications	2002	$282,115	$201,731	$2,600	—	23,000	$162,355	$57,477
Systems Division

Richard L. Ballantyne	2004	$278,539	$263,013	$2,400	—	42,871	$149,280	$88,344
Vice President —	2003	$268,269	$164,982	$2,880	—	19,000	$73,368	$59,070
General Counsel & Secretary	2002	$258,077	$162,562	$1,800	—	42,989	$86,976	$51,633

Nick E. Heldreth	2004	$275,308	$261,535	$4,000	—	33,272	$149,280	$85,281
Vice President — Human	2003	$268,269	$164,982	$2,880	—	19,000	$73,368	$59,070
Resources & Corporate Relations	2002	$258,077	$162,562	$1,800	—	28,684	$86,976	$50,832

*	Mr. Lance joined Harris on January 20, 2003 and became President and Chief Executive Officer on February 1, 2003 and Chairman on June 30, 2003.

(1)	Except for Mr. Lance, none of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of annual salary and bonus for fiscal 2004, 2003 or 2002. The amounts reported under “Other Annual Compensation”: (i) represent cash dividend equivalent payments on outstanding performance shares granted under our 2000 Stock Incentive Plan for which the performance period had not expired, and (ii) for Mr. Henry, also include cash dividend equivalent payments on outstanding restricted shares granted under our 2000 Stock Incentive Plan for which the vesting period had not expired. The amounts reported for Mr. Lance for fiscal 2004 include cash dividend equivalent payments on outstanding performance shares for which the performance period had not expired and cash dividend equivalent payments on outstanding restricted shares for which the vesting period had not expired. Mr. Lance’s personal benefits for fiscal 2003 included relocation and home sale related expenses of $217,738, payment of legal services of $46,000 in accordance with his employment agreement, tax reimbursement payments of $39,598, cash dividend equivalent payments of $16,000 on outstanding restricted shares for which the vesting period had not expired and $15,743 of other personal fringe benefits.

(2)	This column shows the dollar value of restricted stock awards based upon the closing price of our common stock on the date of grant. On January 20, 2003, Harris granted Mr. Lance an award of 100,000 restricted shares pursuant to the terms of his employment agreement. The dollar value of restricted stock awards for Mr. Lance is based upon the $31.32 closing price of our common stock on January 17, 2003. In general, Mr. Lance’s award of restricted shares vests in three equal annual installments beginning January 20, 2004, provided that Mr. Lance is employed by Harris on such dates. On February 28, 2003, Harris granted Mr. Henry an award of 25,000 restricted shares. The dollar value of restricted stock awards for Mr. Henry is based upon the $29.96 closing price of our common stock on February 28, 2003. In general, Mr. Henry’s award of restricted shares will vest on February 28, 2008, provided that Mr. Henry is employed by Harris on such date. Dividend equivalents are paid on shares of restricted stock. Upon death, disability or retirement prior to full vesting, the award will be pro-rated. Upon a change of control, the restricted stock award will immediately vest.

As of July 2, 2004, the aggregate number and value of unvested restricted stock awards based upon the $49.76 closing price of our common stock on July 2, 2004, is as follows: Mr. Lance — 66,666 shares with a value of $3,317,300; and Mr. Henry — 25,000 shares with a value of $1,244,000.

(3)	The value of the performance shares earned for the three-year performance period ended July 2, 2004 (Mr. Roub — 5,000 shares; Mr. Henry — 5,800 shares; Mr. Ballantyne — 3,000 shares; and Mr. Heldreth — 3,000 shares) is based upon the $49.76 closing price of our common stock on July 2, 2004.

The value of the performance shares earned for the three-year performance period ended June 27, 2003 (Mr. Roub — 4,000 shares; Mr. Henry — 4,480 shares; Mr. Ballantyne — 2,400 shares; and Mr. Heldreth — 2,400 shares) is based upon the $30.57 closing price of our common stock on June 27, 2003.

The value of the performance shares earned for the three-year performance period ended June 28, 2002 (Mr. Roub — 4,000 shares; Mr. Henry — 4,480 shares; Mr. Ballantyne — 2,400 shares; and Mr. Heldreth — 2,400 shares) is based upon the $36.24 closing price of our common stock on June 28, 2002.

As of July 2, 2004, the aggregate number and value of performance shares awarded under the 2000 Stock Incentive Plan for which the performance period had not expired (excluding the number and value of performance shares with a performance period ended on July 2, 2004) is as follows: Mr. Lance — 15,000 shares, with a value of $746,400; Mr. Roub — 12,500 shares, with a value of $622,000; Mr. Henry — 13,500 shares, with a value of $671,760; Mr. Ballantyne — 3,000 shares, with a value of $149,280; and Mr. Heldreth — 7,000 shares, with a value of $348,320. The value of the aggregate unearned performance shares is based upon the $49.76 closing price of our common stock on July 2, 2004.

(4)	All other compensation consists of:

     (i) Contributions to the Harris Corporation Retirement Plan for:

	Fiscal 2004	Fiscal 2003	Fiscal 2002

Mr. Lance	$18,954	$478	—
Mr. Roub	$27,877	$23,648	$19,156
Mr. Henry	$22,174	$17,042	$13,167
Mr. Ballantyne	$22,325	$18,005	$19,334
Mr. Heldreth	$22,387	$16,788	$13,144

     (ii) Contributions to our Supplemental Executive Retirement Plan for:

	Fiscal 2004	Fiscal 2003	Fiscal 2002

Mr. Lance	$154,210	$913	—
Mr. Roub	$98,235	$60,201	$53,129
Mr. Henry	$94,236	$52,211	$41,824
Mr. Ballantyne	$58,733	$36,224	$27,658
Mr. Heldreth	$57,956	$37,441	$33,849

     (iii) The taxable portion of premiums on life insurance provided by Harris for:

	Fiscal 2004	Fiscal 2003	Fiscal 2002

Mr. Lance	$2,562	$1,104	—
Mr. Roub	—	—	—
Mr. Henry	$4,423	$3,717	$2,486
Mr. Ballantyne	$7,286	$4,841	$4,641
Mr. Heldreth	$4,938	$4,841	$3,839

(5)	Mr. Lance’s bonus for fiscal 2003 includes a $120,000 one-time cash allowance paid pursuant to his employment agreement.

OPTION GRANTS IN LAST FISCAL YEAR

      The table below gives more information on stock options granted to the Named Executive Officers under our stock incentive plans during the 2004 fiscal year. We did not grant any stock appreciation rights to the Named Executive Officers during fiscal 2004. Amounts shown for potential realizable values are based upon assumed annualized rates of stock price appreciation of 5% and 10% over the full term of the options, as required by the SEC, and are not intended to represent or forecast possible future appreciation, if any, of our common stock price. No gain to the optionee is possible unless the stock price increases over the option term.

	Individual Grants
	Number of		% of Total			Potential Realizable Value at
	Securities		Options			Assumed Annual Rates of
	Underlying		Granted to	Exercise or		Stock Price Appreciation
	Options		Employees in	Base Price	Expiration	for Option Term
Name	Granted(#)		Fiscal Year(4)	($/Share)	Date	5%($)	10%($)

Howard L. Lance	100,000	(1)	9.29%	$32.55	8/22/2013	$2,047,052	$5,187,632
	24,480	(2)	2.27%	$48.80	1/20/2013	$652,941	$1,605,370

	124,480		11.57%			$2,699,993	$6,793,002

Bryan R. Roub	25,000	(1)	2.32%	$32.55	8/22/2013	$511,763	$1,296,908
	15,189	(2)	1.41%	$43.91	8/27/2009	$197,221	$439,346
	150	(2)	0.01%	$43.91	8/23/2012	$3,288	$7,940
	22,728	(2)	2.11%	$43.91	8/25/2010	$359,403	$822,002
	17,441	(2)	1.62%	$43.91	8/24/2011	$327,734	$770,049
	15,759	(2)	1.46%	$37.22	8/23/2006	$86,221	$180,208
	13,548	(2)	1.26%	$37.22	8/25/2005	$46,730	$95,312
	22,750	(2)	2.11%	$37.22	8/28/2008	$224,880	$494,702

	132,565		12.30%			$1,757,240	$4,106,467

Robert K. Henry	25,000	(1)	2.32%	$32.55	8/22/2013	$511,763	$1,296,908
	4,026	(2)	0.37%	$48.50	8/27/2009	$60,905	$136,588

	29,026		2.69%			$572,668	$1,433,496

Richard L. Ballantyne	25,000	(1)	2.32%	$32.55	8/22/2013	$511,763	$1,296,908
	1,797	(2)	0.17%	$37.75	8/27/2009	$22,128	$49,917
	2,076	(2)	0.19%	$49.38	8/25/2010	$38,341	$88,183
	7,738	(2)	0.72%	$49.38	8/24/2011	$169,089	$399,565
	3,788	(2)	0.35%	$38.33	8/25/2010	$56,153	$129,808
	2,472	(2)	0.23%	$49.38	8/23/2012	$62,822	$152,617

	42,871		3.98%			$860,297	$2,116,998

Nick E. Heldreth	15,000	(1)	1.39%	$32.55	8/22/2013	$307,058	$778,145
	752	(2)	0.07%	$48.50	8/25/2005	$2,882	$5,842
	1,702	(2)	0.16%	$48.50	8/23/2006	$10,952	$22,745
	10,495	(2)	0.98%	$48.50	8/28/2008	$127,138	$277,826
	5,323	(2)	0.49%	$48.50	8/22/2007	$48,832	$103,970

	33,272		3.09%			$496,862	$1,188,528

Shareholder Gain (3)						$2,085,385,725	$5,285,109,876

Named Executive Officers’ Gain as a % of All Shareholder Gain						.31%	.30%

(1)	All stock option grants were made under our 2000 Stock Incentive Plan. Each stock option generally expires after ten years from the date of grant and is exercisable in installments of: 50% after one year; 75% after two years; and 100% after three years. These options were granted on August 22, 2003. The exercise price is the closing price of a share of our common stock on the date of grant and may be paid in cash and/or shares of our common stock, or an optionholder may use “cashless exercise” procedures. In the event of death while employed, options shall immediately become fully vested and shall be exercisable for up to twelve months following the date of death. In the event of retirement after age 62 and ten or more years of service, options shall continue to vest and be exercisable until the regularly scheduled expiration date. In the event of retirement after age 55 and ten or more years of service, options shall cease vesting and options exercisable at the time of such retirement will continue to be exercisable until the regularly scheduled expiration date. In the event of a change in control, outstanding options immediately vest and become exercisable.

(2)	During fiscal 2004, if shares of common stock were delivered by an employee in payment of the exercise price of options, we granted a Restoration Stock Option (“RSO”) equal to the number of shares used to exercise such stock option. These listed options are RSOs. The expiration date of RSOs is the same as the expiration date of the underlying options. RSO grants are non-qualified and are exercisable commencing six months after the date of grant at the fair market value on the grant date.

(3)	Shareholder gain reflects the hypothetical increase in market value of our common stock for all shareholders, assuming annual stock price appreciation of 5% and 10%, respectively, over a ten-year period.

(4)	In fiscal 2004, Harris granted stock options covering a total of 1,076,120 shares of common stock to Harris employees under all stock option plans maintained by Harris and this number was used in calculating the percentages.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

      The table below presents information with respect to the number of shares acquired upon exercise of stock options and the aggregate gains realized on exercises during fiscal 2004 for the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by those executives on July 2, 2004, and the aggregate gains that would have been realized had these options been exercised on July 2, 2004, even though they were not exercised and the unexercisable options could not have been exercised on that date. None of the Named Executive Officers has stock appreciation rights.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at Fiscal		Options at
	Acquired	Value	Year-End (#)		Fiscal Year-End(2)($)
	on Exercise	Realized
Name	(#)(1)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Howard L. Lance	39,245	$741,338	10,755	174,480	$198,322	$2,666,501

Bryan R. Roub	150,149	$1,842,282	90,897	106,258	$1,156,403	$1,203,492

Robert K. Henry	7,927	$189,869	96,199	59,776	$1,721,704	$998,968

Richard L. Ballantyne	27,613	$454,568	45,883	51,036	$603,102	$672,794

Nick E. Heldreth	27,495	$444,894	61,221	47,772	$1,104,257	$534,018

(1)	Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy tax-withholding requirements. The number of shares acquired on exercise are provided on gross amounts absent netting for shares surrendered. The number of shares acquired upon exercise after netting out shares surrendered to pay the exercise price and satisfy tax withholding is as follows: Mr. Lance — 9,384 shares; Mr. Roub — 26,713 shares; Mr. Henry — 2,357 shares; Mr. Ballantyne — 7,144 shares; and Mr. Heldreth — 5,369 shares.

(2)	Market value of shares underlying in-the-money options on July 2, 2004, less option exercise price. The market value is based upon the July 2, 2004 closing price of $49.76 per share of our common stock reported on the New York Stock Exchange Composite Transactions Tape.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

      The table below sets forth information with respect to awards of performance shares granted under our 2000 Stock Incentive Plan during fiscal 2004 to the Named Executive Officers. The performance period for the awards in the table is the three-year period ending June 30, 2006.

			Estimated Future Payouts Under
		Performance or	Non-Stock Price-Based Plans
		Other Period
	Number of	Until Maturation	Threshold	Target	Maximum
Name	Shares	or Payout	Shares (#)	Shares (#)	Shares (#)

Howard L. Lance	15,000	6/30/06	0	15,000	30,000

Bryan R. Roub	7,500	6/30/06	0	7,500	15,000

Robert K. Henry	7,500	6/30/06	0	7,500	15,000

Richard L. Ballantyne	—	—	—	—	—

Nick E. Heldreth	4,000	6/30/06	0	4,000	8,000

      Grants of performance shares to participants under our stock incentive plans are made at the beginning of each performance period and are earned based on the performance of a business unit, Harris or some combination thereof. The payout is determined by the Management Development and Compensation Committee and, in the case of the Chief Executive Officer, the other independent directors, and is based upon financial performance compared with strategic plan objectives. Performance criteria include one or a combination of our cumulative earnings per share, operating income and return on capital during the strategic plan cycle. Share payouts are made following the determination of the Management Development and Compensation Committee and, in the case of the Chief Executive Officer, the other independent directors, and range from zero to a maximum of 200% of the original shares awarded. The terms of these awards comply with Internal Revenue Code Section 162(m) requirements. Participants receive cash dividend equivalent payments on the performance share awards in an amount equal to dividends paid to shareholders on our common stock.

      If an executive ceases to be an employee of Harris prior to the expiration of the performance period for any reason other than death, disability or retirement after age 55 with ten or more years of full-time service, all performance shares shall be forfeited. In the case of death, disability or retirement after age 55 with ten or more years of full-time service, the executive or his or her estate shall be eligible to receive a pro-rata proportion of the award that would otherwise be issued at the expiration of the performance period.

      In the event of a change in control, the performance objectives applicable to the award are deemed to be attained, and performance shares are to be paid out at the end of the performance period, provided that:

•	In the event of death, disability, retirement or involuntary termination other than for cause, the shares are to be paid as soon as practicable;

•	In the event of resignation or termination for cause, the shares are forfeited; and

•	In the event of certain defined changes in our capital structure, then, at the participant’s election, the award is to be paid in shares or cash, as soon as practicable.

EMPLOYMENT AND EXECUTIVE SEVERANCE AGREEMENTS

Employment Agreement — Howard L. Lance

      Mr. Lance’s employment agreement provides for his employment as Chairman, President and Chief Executive Officer through January 19, 2005. Pursuant to his agreement, Mr. Lance will receive an annual base salary of at least $725,000 and an annual cash bonus with a target level for such bonus equal to 100% of his annual base salary. Our Board is required to review annually Mr. Lance’s base salary and may, in its sole discretion, increase Mr. Lance’s annual base salary taking into account performance and other pertinent factors. Pursuant to this agreement, Mr. Lance was granted 100,000 stock options and 100,000 shares of restricted stock upon joining Harris. Mr. Lance’s agreement also provides that he is entitled to participate in all employee benefit programs of Harris that are generally available for employees and senior executives and that annual grants of equity incentives will be made to Mr. Lance in the discretion of the Board in a manner and at award levels that are consistent with his position relative to other executives of Harris.

      If Mr. Lance’s employment is terminated at any time other than for “cause,” or if Mr. Lance terminates his employment at any time for “good reason” (as such terms are defined in his agreement), Mr. Lance would be entitled to receive a lump sum cash severance payment equal to the greater of his base salary for the period from such termination to January 19, 2005, or base salary for a twelve-month period, and, if such termination occurs prior to January 19, 2005, he shall also receive the annual cash bonus that would otherwise have been payable, pro-rated for any partial fiscal years. In addition, his unvested restricted stock would continue to vest as scheduled and he would be entitled to receive outplacement services and continued participation for up to twelve months in the medical, dental, hospitalization and group life insurance plans in which he was participating on the date of termination of his employment.

      Mr. Lance’s agreement also provides that for a one-year period following the termination of his employment for any reason, he may not, without the prior written consent of Harris, associate with an enterprise that competes with Harris or, for a two-year period, solicit employees of Harris to leave Harris.

     Executive Severance Agreements

      To provide continuity of management and dedication of our corporate executives in the event of a threatened or actual change in control of Harris, our Board has approved severance agreements for our officers and key managers, including the Named Executive Officers. Under these agreements, our officers and key managers are provided with severance benefits in the event the executive’s employment is terminated by us without cause, or by the executive for good reason, within two years following a change in control (all terms as defined in the severance agreement). Under the severance agreement, the executive agrees not to voluntarily terminate his or her employment with us during the six-month period following a change in control.

      If triggered, the lump-sum severance benefit payable under the severance agreement equals the sum of (a) the executive’s unpaid base salary through the date of termination, a pro-rated annual bonus (as determined under the severance agreement), any compensation deferred by the executive other than under a tax-qualified plan and any accrued vacation pay; and (b) from one to three times (based upon the executive’s position) the executive’s highest annual rate of base salary during the 12-month period prior to the date of termination and from one to three times (based upon the executive’s position) the greatest of the executive’s highest annual bonus in the three years prior to the change in control, the executive’s target bonus for the year during which the change in control occurred or the executive’s target bonus for the year in which the executive’s employment is terminated. Payment amounts are three times compensation for the Named Executive Officers. In addition, for the two years following the date of termination, the executive receives the same level of medical, dental, accident, disability, life insurance and any similar benefits (or the highest level of coverage provided to active executives, if more favorable). The executive also receives reimbursement for any relocation expense related to the pursuit of other business opportunities incurred within two years following the date of termination, for recruitment or placement services of up to $4,000 and for professional financial or tax planning services of up to $5,000 per year. The severance agreement also provides for a tax gross-up payment to the executive in the event that payment of any severance benefits is subject to excise taxes imposed under Section 4999 of the Internal Revenue Code. In addition, pursuant to the severance agreement we will reimburse the executive for any legal fees and costs with respect to any dispute arising under the severance agreement.

HARRIS STOCK PERFORMANCE GRAPH

      The graph below compares the five-year cumulative total return of our common stock with the comparable five-year cumulative total returns of the Standard & Poor’s 500 Information Technology Sector Index (“S&P 500 Information Technology”) and the Standard & Poor’s 500 Composite Stock Index (“S&P 500”). The figures assume an initial investment of $100 on June 30, 1999 in Harris, the S&P 500 Information Technology and the S&P 500, and the reinvestment of all dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG HARRIS, S&P 500 INFORMATION TECHNOLOGY AND S&P 500

FISCAL YEAR END	1999	2000	2001	2002	2003	2004

Harris	$100	97	82	109	92	156
S&P 500	$100	107	91	75	75	89
S&P 500 Information Technology	$100	147	70	43	46	58

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons who own more than ten percent of our outstanding shares of common stock, to file reports of ownership and changes in ownership of our securities with the SEC and the NYSE. We have procedures in place to assist our directors and executive officers in preparing and filing these reports on a timely basis.

      Based solely upon a review of the forms furnished to us, or written representations from certain persons that no Forms 5 were required, we believe that all required forms have been timely filed for fiscal 2004 except that one late Form 4 report was filed by each of Thomas A. Dattilo, Joseph L. Dionne, Lewis Hay III, Karen Katen, Stephen P. Kaufman, David B. Rickard, Dr. James C. Stoffel and Gregory T. Swienton, to report the automatic annual option grant to outside directors to purchase 2,000 shares of Harris common stock made on October 24, 2003, the date of our 2003 Annual Meeting of Shareholders. The reports were filed late (January 9, 2004) based upon an administrative error made by our stock option plan administrators.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Fees Paid to Independent Auditors

      Ernst & Young LLP served as Harris’ independent auditors for the fiscal year ended July 2, 2004. In addition to the engagement to audit Harris’ financial statements and to review the financial statements included in Harris’ quarterly reports on Form 10-Q, Ernst & Young LLP was also engaged by Harris during fiscal 2004 to perform certain non-audit services.

      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended July 2, 2004 and June 27, 2003, and fees for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2004	Fiscal 2003

Audit Fees	$1,950,000	$1,465,300
Audit-Related Fees	35,400	0
Tax Fees	653,300	659,300
All Other Fees	0	0

Total	$2,638,700	$2,124,600

      Audit Fees. Audit fees consisted of audit work performed in the review of annual financial statements, as well as reviews of Harris’ quarterly reports on Form 10-Q, SEC registration statements, accounting and reporting consultations and statutory audits required internationally for subsidiaries of Harris.

      Audit-Related Fees. Services included within audit-related fees include assistance with regulatory requests.

      Tax Fees. Tax-related services include preparation and assistance with tax returns for expatriate employees and various foreign legal entities of Harris, and tax compliance and advice regarding income taxes within the United States and various foreign locations.

      All Other Fees. For the fiscal years ended July 2, 2004 and June 27, 2003, no professional services were rendered or fees billed for other services not included within Audit Fees, Audit-Related Fees or Tax Fees.

      Ernst & Young LLP did not perform any professional services related to financial information systems design and implementation for Harris in fiscal 2004 or fiscal 2003.

      The Audit Committee has determined that the provision of non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval of Audit

and Non-Audit Services

      Under the Audit Committee Pre-Approval Policy and Procedures, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

      At the start of each fiscal year, the Audit Committee is asked to pre-approve the audit services, audit-related services and tax services together with specific details regarding such services anticipated to be required for the following year including estimated fees. The Audit Committee reviews and, as it deems appropriate, pre-approves those services. The Audit Committee reviews, on at least a quarterly basis, the services provided to-date and actual fees against the estimates, and such fee amounts may be updated to the extent necessary at the regularly scheduled meetings of the Audit Committee. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount. The Audit Committee may also revise the list of pre-approved services and related fees from time to time. All of the services described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” with respect to fiscal 2004 were pre-approved in accordance with this policy.

      If Harris seeks to engage the independent auditors for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the estimated fees. Such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then Harris may ask the Chairperson of the Audit Committee to pre-approve such engagement. Any such pre-approval by the Chairperson is then reported to the full Audit Committee at the next Audit Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chairperson of the Audit Committee is required before the independent auditors may commence any engagement. Additional pre-approval is required before any fees can exceed approved fees for any such specifically-approved services.

Appointment of Independent
Auditors for Fiscal 2005

      The Audit Committee has appointed Ernst & Young LLP to audit our books and accounts for the fiscal year ending July 1, 2005.

      Although applicable law does not require shareholder ratification of the appointment, the Board has decided to ascertain the position of shareholders on the appointment. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment. We expect that a representative of Ernst & Young LLP will be present at the 2004 Annual Meeting to respond to appropriate questions of shareholders and to make a statement if he or she desires to do so.

Recommendation Regarding Proposal 2

      Our Board of Directors recommends that you vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent auditors for the fiscal year ending July 1, 2005.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

      Pursuant to applicable requirements of the Securities Exchange Act of 1934, as amended, in order to be considered for inclusion in our proxy statement and form of proxy for the 2005 Annual Meeting, we must receive any proposals that shareholders wish to present no later than May 18, 2005. Such proposals will need to be in writing and to comply with SEC regulations regarding the inclusion of shareholder proposals in Harris-sponsored proxy materials.

      In addition, our By-Laws provide that for any shareholder proposal or director nomination to be properly presented at the 2005 Annual Meeting, we must receive notice of the matter not less than 90 nor more than 120 days prior to October 22, 2005. Thus to be timely, the notice of a proposal for the 2005 Annual Meeting of Shareholders must be received by our Corporate Secretary no earlier than June 24, 2005 and no later than July 24, 2005. Further, any proxy granted with respect to the 2005 Annual Meeting will confer discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary on or before July 24, 2005. Each notice of director nomination must contain the name and address of the shareholder who intends to make the nomination; the name, address and written consent of the nominee; and any other nominee information as would be required to be disclosed in a proxy solicitation. A copy of our By-Laws is available on the Corporate Governance section of our website at www.harris.com/harris/cg/. You may also obtain a copy of the By-Laws upon written request to our Corporate Secretary at the address below.

      A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded. You should address all nominations or proposals to:

Corporate Secretary
Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919

DISCRETIONARY VOTING ON OTHER MATTERS

Except for the matters described in this proxy statement, the Board of Directors is not aware of any matter that will or may be presented at the 2004 Annual Meeting. If any other matter is properly brought before the 2004 Annual Meeting, the persons named in the proxy card and voting instructions intend to vote the shares for which we have received proxies in accordance with their best judgment.

MISCELLANEOUS MATTERS

Annual Report on Form 10-K

      Our Annual Report on Form 10-K for our fiscal year ended July 2, 2004 was mailed to our shareholders with this proxy statement. Upon request, we will furnish to shareholders without charge a copy of the Annual Report on Form 10-K. The Form 10-K has been filed with the SEC. Shareholders may obtain a copy by:

•	Writing to our Corporate Secretary at: Harris Corporation 1025 West NASA Boulevard Melbourne, FL 32919; or

•	Calling (321) 727-9100.

Shareholder List

      A list of our shareholders of record as of the record date will be available for examination for any purpose germane to the 2004 Annual Meeting during normal business hours at 1025 West NASA Boulevard, Melbourne, Florida, at least ten days prior to the 2004 Annual Meeting and also will be available for examination at the 2004 Annual Meeting.

By Order of the Board of Directors

Richard L. Ballantyne
Corporate Secretary

Melbourne, Florida

September 15, 2004

Appendix A

Corporate Governance Principles

HARRIS CORPORATION

CORPORATE GOVERNANCE PRINCIPLES

OF THE
BOARD OF DIRECTORS

I. INTRODUCTION.

      The Board of Directors (the “Board”) of Harris Corporation (the “Corporation”), acting on the recommendation of its Corporate Governance Committee, has developed and adopted these principles as a general guide to assist the Board in carrying out its responsibilities and to promote the effective functioning of the Board and its committees. The Board, on behalf of the Corporation and its stockholders, oversees and provides general direction to the management of the Corporation.

      In addition to other Board or committee responsibilities outlined below, the responsibilities of the Board include reviewing the overall operating, financial and strategic plans and performance of the Corporation, selecting and evaluating the Corporation’s Chief Executive Officer (“CEO”), either directly or through a committee overseeing the appointment and evaluation of the Corporation’s senior officers, overseeing appropriate policies of corporate conduct and compliance with laws, and reviewing the process by which financial and non-financial information about the Corporation is provided to employees, management, the Board and the Corporation’s stockholders.

      The Corporation’s senior officers, under the direction of the CEO, are responsible for the operations of the Corporation, implementation of the strategic, financial, and management plans of the Corporation, preparation of financial statements and other reports that accurately reflect requisite information about the Corporation, and timely reports which inform the Board about the foregoing matters.

      These principles are not intended as binding legal obligations or inflexible requirements, and are not intended to interpret applicable laws and regulations or modify the Corporation’s Certificate of Incorporation or bylaws. These principles are subject to modification and the Board in the exercise of its discretion, shall be able to deviate from these principles from time to time, as the Board may deem appropriate or desirable or as required by applicable laws and regulations.

II. BOARD COMPOSITION.

      (a) Size of the Board; Staggered Board. The Board will periodically review the appropriate size of the Board given factors deemed relevant to the Board, including providing for sufficient diversity among non-employee directors while also facilitating substantive discussions and input in which each director can meaningfully participate. The Corporation’s Certificate of Incorporation and bylaws currently provide that the authorized number of directors will be not less than eight or more than thirteen. The Board is classified with the terms of office of each of the three classes of directors ending in successive three-year terms, as provided in the Corporation’s Certificate of Incorporation. The Board believes that this staggered election of directors helps maintain continuity and stability of the work of the Board and assists in conducting long-term strategic planning, which is vital to the Corporation’s future success.

      (b) Majority of Independent Directors. A majority of the directors serving on the Board will meet the standard of director independence set forth in the New York Stock Exchange listing standards as the same may be amended from time to time (the “listing standards”), as well as other factors not inconsistent with the listing standards that the Board considers appropriate for effective oversight and decision-making by the Board.

      (c) Affirmative Determination of Independence. The Board will affirmatively determine annually and at other times required by the listing standards that the directors designated as independent have no material relationships to the Corporation (either directly or with an organization in which the director is a partner, stockholder or officer or is financially interested) that may interfere with the exercise of their independence from management and the Corporation. If the Board determines that a director has a relationship which is not material, the Corporation will disclose the determination in its annual proxy statement, provided that the Board may adopt and disclose categorical standards to assist it in making determinations of independence and disclose if a director meets these standards.

      (d) Management Directors. The Board anticipates that the Corporation’s CEO will be nominated to serve on the Board. The Board may also appoint or nominate other members of the Corporation’s management whose experience and role at the Corporation are expected to help the Board fulfill its responsibilities.

      (e) Selection of Chairman and Presiding Independent Director. The Board will periodically appoint a Chairman of the Board. The Board believes it is appropriate and efficient for the Corporation’s CEO also to serve as Chairman. However, the Board retains the authority to separate those functions in the future if it deems such action is appropriate. The Board has adopted a procedure for the selection of an individual to act as Chairperson to preside at the sessions of independent directors. The procedure requires the annual rotation of the individual to chair the Board sessions of independent directors among the Chairpersons of each of the Board committees, in alphabetical order by committee name. The Corporation will appropriately disclose: (i) the procedure by which such presiding director is chosen; and (ii) the method by which interested parties may contact the independent directors. The Board has considered the concept of a “lead” non-employee director and believes that rather than designating a lead non-employee director, the annual rotation of an independent director to chair the Board sessions of independent directors is more effective.

      (f) Selection of Board Nominees. The Board has overall responsibility for the selection of candidates for nomination or appointment to the Board. The Corporate Governance Committee will evaluate and recommend director candidates to the Board for nomination or appointment. The Board will determine the individuals to be nominated to serve on the Corporation’s Board for election by stockholders at each annual meeting of stockholders, and to be appointed to fill vacancies on the Board.

      (g) Board Membership Criteria. The Board’s policy is to encourage the selection of directors who will contribute to the Corporation’s overall corporate goals including: responsibility to its stockholders, industry leadership, customer success, positive working environment, and integrity in financial reporting and business conduct. The Board, based on the recommendation of the Corporate Governance Committee, will select new nominees for the position of director considering the following criteria:

•	Demonstrated ability and sound judgment that usually will be based on broad experience;

•	Personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	Willingness to objectively appraise management performance;

•	Giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business;

•	Ability and willingness to commit adequate time to Board and committee matters including attendance at Board meetings, committee meetings, and annual stockholders meetings;

•	Fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Corporation and the interests of its stockholders; and

•	Diversity of viewpoints, background, experience and similar demographics.

      The Board and the Corporate Governance Committee will from time to time review the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.

      (h) Term Limits; Retirement; Change in Status; Other Directorships.

(i) No Term Limits. The Board does not impose term limits, because of the belief they could unnecessarily interfere with the continuity, diversity, developed experience and knowledge, and the long-term outlook of the Board. The Board, based on recommendations by the Corporate Governance Committee, will review the prior service of the director who is eligible to be re-nominated for Board membership, including an assessment of individual director performance, attendance, length of service, number of other public and private corporation boards on which the individual serves, composition and requirements of the Board at that time, and other relevant factors.

(ii) Retirement Policy. Directors will retire from the Board effective at the end of the month in which they reach age 72. In the event that a director’s 72nd birthday falls within twelve months of the Annual Meeting of Shareholders at which such director would stand for re-election, such director shall not stand for re-election. Upon reaching age 72, a director shall tender his or her resignation.

(iii) Change in Status. Individual directors who (A) retire, or (B) change the primary job responsibility or employer they had when last elected or appointed to the Board, will promptly tender their resignation so that the Corporate Governance Committee and the Board may determine, on a case-by-case basis, whether the director’s continued Board membership is in the best interest of the Corporation, free from conflict of interests, and is otherwise appropriate.

(iv) Other Directorships. The Board recognizes that individuals should limit the number of boards on which they serve so they can give proper attention to each board responsibility. The Corporate Governance Committee shall consider the number of other boards on which a prospective nominee is a member. The Board believes that directors should simultaneously serve on no more than four other public company boards. Directors are expected to advise the Chairman of the Board, the Chairperson of the Corporate Governance Committee and the Corporate Secretary in advance of accepting any other company directorship. To avoid any potential conflict of interest, it is expected that Board members will refrain from serving as a director with any companies that compete with the Corporation.

      (i) Communications with Independent Directors. The Board will maintain procedures for interested parties to communicate with the non-employee directors. These procedures will be published in the Proxy Statement for each annual meeting of stockholders and posted on the Corporation’s internet site.

III. BOARD COMPENSATION.

      The Board, through the Corporate Governance Committee, will review or request management or outside consultants (retained by or at the direction of the Corporate Governance Committee) to review appropriate compensation policies or changes in compensation policies for the directors serving on the Board and its committees. This review may consider Board compensation practices of other comparable public companies, contributions to the Board functions, time commitments expected for Board and committee service, and other appropriate factors. The Board believes that equity based compensation is an important component of director compensation as it aligns the director’s interests with those of shareholders. The Board, upon the recommendation of the Corporate Governance Committee, may adopt stock ownership guidelines for independent directors. The Corporate Governance Committee will review director compensation annually and recommend changes, if any, to the Board for approval.

IV. BOARD MEETINGS.

      (a) Scheduling of Full Board Meetings and Committee Meetings. The Board meeting schedule and agenda are developed with direct input from directors. Meeting lengths vary as business and discussion dictate. Teleconference meetings may be used between regular meetings to address significant issues.

      During each fiscal year, the Board will generally hold six regular meetings. In consultation with each Committee Chairperson, the Chairman recommends a meeting schedule (including frequency and length of meeting) for the Board and meeting schedules and suggested agendas for the committees for the next two years. The schedule and agendas are reviewed by the Corporate Governance Committee and then presented to the full Board for approval.

      (b) Executive Sessions of Non-Management Directors. To ensure free and open communication among the non-management directors of the Board, each fiscal year the non-management directors will hold six regular executive sessions without management directors or management present, at such times and for such purposes as the non-management directors consider to be appropriate. For the convenience of the directors, these meetings may, but need not, be scheduled to coincide with the dates of regular Board meetings. The independent directors may invite the Corporation’s independent auditors, legal counsel, other consultants or advisors, finance staff and other employees to attend portions of these meetings. Non-management directors who are not independent under the rules of the New York Stock Exchange may participate in these executive sessions, but independent directors meet separately in executive session at least once per year.

      (c) Agenda. The Board shall be responsible for its agenda. The Chairman of the Board and the Corporate Secretary will have primary responsibility for suggesting the specific agenda for each meeting and arranging for the agenda to be sent in advance of the meeting to the directors along with appropriate written information and background materials. Each Board committee Chairperson and each individual director is encouraged to suggest specific items for inclusion on the agenda. The Chairperson and the full Board each separately may require the Board to meet in executive sessions to discuss sensitive matters with or without distribution of written materials.

      (d) Access to Management and Information; Meeting Materials Distributed in Advance. The Corporation’s management will afford each Board member full access to the Corporation’s management and employees and the outside auditors, legal counsel and other professional advisors for any purpose reasonably related to the Board’s responsibilities. Each director is entitled to: (i) inspect the Corporation’s books and records and obtain such other data and information as the director may reasonably request; (ii) inspect facilities as reasonably appropriate for the performance of director duties; and (iii) receive notice of all meetings in which a director is entitled to participate and copies of all Board and committee meeting minutes. Information and data that is important to the business and/or that related to items expected to be discussed or acted upon by the Board at a meeting, will be distributed to the Board before the Board meets. The Board intends that this information be understandable, organized and distributed in a timely manner to allow for meaningful review.

      (e) Independent Inquiries and Advisors. The Board is authorized to conduct investigations, and to retain, at the expense of the Corporation, independent legal, accounting, investment banking, or other professional advisors selected by the Board, for any matters relating to the purpose or responsibilities of the Board.

V. BOARD COMMITTEES.

      (a) Committees. The committees of the Board are: the Audit Committee; Business Conduct Committee; Corporate Governance Committee; Executive and Finance Committee; and Management Development and Compensation Committee. The Board may from time to time establish additional committees or, subject to compliance with applicable law and applicable listing standards, dissolve or otherwise reconfigure existing committees.

      (b) Committee Member Selection. After considering the recommendations of the Corporate Governance Committee, the Board will designate the members and the Chairperson of each committee, endeavoring to match the committee’s function and needs for expertise with individual skills and experience of the appointees to the committee. Each member of the Audit, Business Conduct, Management Development and Compensation, and Corporate Governance Committees will be independent as defined in the applicable listing standards, laws and regulations and, in the case of the Audit Committee, who also satisfy the additional eligibility requirements of the SEC’s rules and regulations. The required qualifications for the members of each committee shall be set out in the respective committee’s charter.

      (c) Committee Functions. Each of the Board committees will have a written charter approved by the Board in compliance with applicable listing standards, laws and regulations. The number and content of committee meetings and means of carrying out committee responsibilities will be determined by each committee in light of the committee’s charter, the authority delegated by the Board to the committee, and legal, regulatory, accounting or governance principles applicable to that committee’s function. The Chairperson of each committee, in consultation with the appropriate members of the committee and management, will develop and approve the committee’s agenda. The Corporation’s management will afford access to the Corporation’s employees, professional advisors, and other resources, if needed, to enable committee members to carry out their responsibilities.

VI. BOARD MEMBER RESPONSIBILITIES.

      (a) Director Responsibilities.

(i) Generally. The business and affairs of the Corporation shall be managed by or under the supervision and direction of the Board in accordance with Delaware law. The core responsibility of the Board of Directors is to exercise its fiduciary duty to act in the best interest of the Corporation and its stockholders. A director is expected to discharge his or her director duties, including duties as a member of a committee on which the director serves, in good faith and in a manner the director reasonably believes to be in the best interests of the Corporation.

(ii) Disclose Relationships. Each independent director is expected to disclose promptly to the Board any existing or proposed relationships with the Corporation (other than service as a Board member or on Board committees) which could affect the independence of the director under applicable listing standards or any additional standards as may be established by the Board from time to time, including direct relationships between the Corporation and the director and his or her family members, and indirect relationships between the Corporation and any business, nonprofit or other organization in which the director is a general partner or manager, officer, or significant stockholder, or is materially financially interested.

(iii) Reporting and Compliance Systems. Based on information available to the director, each director should be satisfied that Corporation management maintains an effective system for timely reporting to the Board or appropriate Board committees on the following: (i) the Corporation’s financial and business plans, strategies and objectives; (ii) the recent financial results and condition of the Corporation and its business segments; (iii) significant accounting, regulatory, competitive, litigation and other external issues affecting the Corporation; and (iv) systems of control which promote accurate and timely reporting of financial information to stockholders and compliance with laws and corporate policies. Based on information furnished by management or otherwise available to the Board, each director is expected to have a basic understanding of the foregoing matters.

(iv) Attendance and Preparation. Board members are expected to devote sufficient time and attention to prepare for, attend and participate in Board meetings and meetings of committees on which they serve, including advance review of meeting materials that may be circulated prior to each meeting. In the absence of unavoidable conflict, all Board members are also expected to attend the Annual Meeting of Stockholders. SEC rules require disclosure in the Corporation’s proxy statement of any director who fails to attend an aggregate of 75% of all Board and committee meetings and the number of Board members that attended the prior year’s Annual Meeting of Stockholders.

(v) Reliance on Management and Outside Advisors. In discharging responsibilities as a director, a director is entitled to rely in good faith on reports, opinions or other information provided by Corporation management, independent auditors, legal counsel, other consultants and advisors, and other persons as to matters the director reasonably believes to be within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

      (b) Code of Conduct and Ethics. Each member of the Board shall at all times exhibit high standards of integrity and ethical behavior. Each director shall adhere to the applicable Corporation policies concerning integrity and ethical behavior, including the Corporation’s Directors Standards of Business Conduct. In addition, directors must avoid any conflict between their own interests and the interests of the Corporation in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs.

      (c) Transactions Affecting Director Independence. Without the prior approval of a majority of disinterested members of the full Board, and, if required by the listing standards, the Audit Committee, the Corporation will not make significant charitable contributions to organizations in which a director or a family member of the director is affiliated, enter into consulting contracts with (or otherwise provide indirect forms of compensation to) a director, or enter into any relationships or transactions (other than service as a director and Board committee member) between the Corporation and the director (or any business or nonprofit entity or organization in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested). Notwithstanding the foregoing, to the extent required to comply with SEC rules, no member of the audit committee will be an affiliated person of the Corporation or receive any direct or indirect compensation from the Corporation other than for service as a director and on committees on which the individual serves.

      (d) Orientation and Continuing Education. The Board is expected periodically to review appropriate policies and procedures for providing orientation sessions for newly elected or appointed directors, including background material on the Corporation, its business plans, legal affairs, and risk profile, and meetings with senior management, and recommending on an as-needed basis continuing director education programs for Board or committee members.

VII. SUCCESSION PLANNING.

      (a) CEO Succession Planning. At least annually, the Board shall review a succession plan addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation or retirement and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

      (b) Management Succession Planning. The CEO will review with the Board management succession and development plans for senior officers.

VIII. CEO EVALUATION AND EXECUTIVE COMPENSATION.

      (a) Evaluating and Approving Compensation for the CEO. The Board acting through the Management Development and Compensation Committee, annually reviews and evaluates the performance of the CEO and the Corporation against the Corporation’s goals and objectives and, acting through the independent directors, upon advice or with the assistance of the Management Development and Compensation Committee, approve the compensation and incentives of the CEO.

      (b) Evaluating and Approving Compensation of Senior Officers. The Board, acting through the Management Development and Compensation Committee, has the responsibility to approve overall compensation policies applicable to senior officers.

IX. MANAGEMENT RESPONSIBILITY.

      (a) Financial Reporting and Legal Compliance. While the Board has an oversight function, the Corporation’s management has the primary responsibility for (i) preparing financial statements which accurately and fairly present the Corporation’s financial results and condition, and (ii) maintaining systems, procedures and corporate culture which comply with legal and regulatory requirements and the ethical conduct of the Corporation’s business.

      (b) Corporate Communications. Management has the primary responsibility to establish policies concerning the Corporation’s communications with investors, stockholders, the press, customers, suppliers and employees. The CEO and designated management speak for the Corporation. Inquiries from the press, stockholders, or others are referred to the CEO for response.

      (c) Communication of Corporate Governance Guidelines and Charters. As required by the listing standards, management will assure that the Corporation’s website includes a copy of these guidelines, copies of the charters of the Audit, Corporate Governance, and Management Development and Compensation Committees and, if applicable, other committees of the Board, and a copy of the Corporation’s standards of business conduct. Management will also include in the Corporation’s annual report to stockholders statements to the effect that this information is available on the Corporation’s website and in print to any stockholder who requests it.

      (d) Outside Directorships of Chief Executive Officer. The CEO’s first obligation is to the Corporation but it is recognized that service on outside boards may be beneficial. The CEO will advise the Board, in advance of his/her desire to accept a position on another board. The Board, based on recommendation of the Corporate Governance Committee will decide if such a directorship is appropriate.

      (e) Standards of Business Conduct. The Corporation maintains standards of business conduct which sets forth the Corporation’s commitment to integrity and ethical behavior in all aspects of its business activity. The standards are applicable to all of the Corporation’s directors, officers, and employees who are required to periodically verify their awareness of, and compliance with, the standards. The Business Conduct Committee has oversight responsibility for the standards.

X. EVALUATION OF BOARD PERFORMANCE.

      The Board, acting through the Corporate Governance Committee, should conduct a self-evaluation at least annually to assess whether it is functioning effectively. The Corporate Governance Committee will periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the requisite experience and qualifications to perform its oversight function effectively.

      Each committee of the Board shall conduct a self-evaluation at least annually and report the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter.

HARRIS CORPORATION CORPORATE GOVERNANCE PRINCIPLES

Historical Perspective:

      The “Responsibilities of Directors” evolved through discussions by the Board of Directors of Harris Corporation at a series of single-subject seminars, the first of which was held in 1960. It was formalized as a written document in 1965 and then updated in certain respects at meetings of the Board of Directors in 1972, 1977, and 1994.

      The “Administration of the Board of Directors” derived from the “Board of Directors Guidelines” which was first approved by the Board of Directors in 1988 and revised in 1994.

      The “Responsibilities and Administration of the Board of Directors” is a consolidation of the “Administration of the Board of Directors” and the “Responsibilities of Directors” guidelines by the Corporate Governance Committee of the Board of Directors in December 1997 and was approved by the Committee in February 1998.

      The “Harris Corporation Corporate Governance Principles” evolved through discussions by the Corporate Governance Committee of the Board of Directors at the Committee’s February 2001, February 2002, and June 2002 meetings and a discussion with the Board of Directors in April 2002. It was presented to the Board of Directors for approval and adopted by the Board at the June 28, 2002, meeting and was further amended by the Board of Directors on June 25, 2004.

Appendix B

Director Independence Standards

HARRIS CORPORATION

DIRECTOR INDEPENDENCE STANDARDS

      As permitted by the New York Stock Exchange Listing Standards, the Board of Directors (“Board”) of Harris Corporation (“Harris”) has adopted Director Independence Standards to assist in its determination of director independence. To be considered “independent” for purposes of these standards, a director must be affirmatively determined, by resolution of the Board as a whole, after due deliberation and a review of relevant information, to have no direct or indirect material relationship with Harris other than as a director. In each case, the Board will broadly consider all relevant facts and circumstances and will apply the following standards:

      1.  In no event will a director be considered “independent” if, within the preceding three years:

•	the director was an employee, or an immediate family member of the director was employed as an executive officer, of Harris; or

•	the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from Harris, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way of continued service with Harris); except that compensation received by an immediate family member of the director for services as a non-executive employee of Harris need not be considered in determining independence under this test; or

•	the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Harris; or

•	the director, or an immediate family member of the director, was employed as an executive officer of another company where any of Harris’ present executives serve on that company’s compensation committee; or

•	the director was an executive officer or employed by another company (other than a charitable organization), or an immediate family member of the director was employed as an executive officer of such company, that makes payments to, or receives payments from, Harris for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

2.	The following relationships will not be considered to be material relationships that would impair a director’s independence:

•	Commercial Relationship: if a director of Harris is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, Harris for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of the consolidated gross annual revenues of the company the director or the director’s immediate family member serves as an executive officer or employee, as applicable;

•	Indebtedness Relationship: if a director or an immediate family member of a director of Harris is an executive officer of another company which is indebted to, or to which Harris is indebted, and the total amount of either company’s indebtedness is less than 2% of the consolidated assets of the company wherein the director or immediate family member serves as an executive officer;

•	Equity Relationship: if the director is an executive officer of another company in which Harris owns a common stock interest, and the amount of the common stock interest is less

B-1

than 5% of the total shareholder’s equity of the company where the director serves as an executive officer;

•	Charitable Relationship: if a director of Harris, or the spouse of a director of Harris, serves as a director, officer, or trustee of a charitable organization, and within the preceding three years, Harris’ discretionary contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization’s gross revenues; or

•	Stock Ownership: the ownership of Harris shares by a director or a director’s immediate family members.

Annually, the Board will review all commercial and charitable relationships of directors to determine whether directors meet the categorical standards described in Sections 1 and 2 above.

3.	For relationships not covered by Section 2 above, or for relationships that are covered, but as to which the Board believes a director may nevertheless be independent (and to the extent that any such relationship would not constitute a bar to independence under NYSE listing standards), the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth in Sections 1 and 2 above. Harris will disclose in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards set forth in Section 2 above.

4.	Members of Harris’ Audit Committee must also satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934.

5.	For purposes of these standards, (a) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; except that when applying the independence tests described above, Harris need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or have become incapacitated, and (b) “Harris” includes Harris Corporation and all of its consolidated subsidiaries.

The Board may revise these Director Independence Standards from time to time, as it deems appropriate, subject to applicable stock exchange listing requirements.

Adopted June 25, 2004.

B-2

Appendix C

Audit Committee Charter

HARRIS CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSES.

      The purposes of the Audit Committee (“Committee”) of the Board of Directors (the “Board”) of Harris Corporation (the “Corporation”) are to:

1.	assist the Board in fulfilling its responsibilities to oversee: (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the independent auditors and the Corporation’s internal audit function; and

2.	prepare a Committee report as required by the rules of the Securities and Exchange Commission (“SEC”) for inclusion in the Corporation’s annual proxy statement.

II. MEMBERSHIP.

      The Committee shall be comprised of not less than three members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise “independent” under the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934 and other applicable rules and regulations of the SEC. The Board shall also determine that each member is “financially literate,” and that at least one member of the Committee has “accounting or related financial management expertise” as such qualifications are interpreted by the Board in its business judgment and whether any member of the Committee is an “audit committee financial expert” as defined by the rules of the SEC. If the Board has determined that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

      The members of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine, or until their earlier resignation, death, or removal by the Board. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and discloses this determination in the Corporation’s annual proxy statement.

III. DUTIES AND RESPONSIBILITIES.

      The function of the Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements and for the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining and evaluating appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out an audit of the Corporation’s annual financial statements in accordance with generally accepted auditing standards, performing reviews of the Corporation’s quarterly financial statements in accordance with SAS 100 prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending July 1, 2005), and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not employees of the Corporation and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures or to set auditor independence standards.

      The independent auditors shall submit to the Committee annually a formal written statement (“Statement as to Independence”), addressing at least the matters set forth in Independence Standards Board No. 1 and describing: (1) the auditors’ internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors; (3) any steps taken to deal with any such issues; and (4) an assessment of the auditors’ independence, all relationships between the independent auditors and the Corporation, including each non-audit service provided to the Corporation.

      The independent auditors shall submit to the Committee annually for disclosure purposes a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Corporation’s annual financial statements and the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Corporation’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice, and tax planning services, in the aggregate and by each service; and (iv) any other products and services rendered by the independent auditors, in the aggregate and by each service.

      To carry out its purposes, the Committee shall have the following duties and responsibilities:

1.	with respect to the Corporation’s independent auditors:

(i)	be directly responsible for the appointment, compensation, retention, termination, and oversight of the work of independent auditors, including the resolution of disagreements between management and the independent auditors regarding financial reporting, and the independent auditors shall report directly to the Committee;

(ii)	be directly responsible for the appointment, compensation, and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Committee;

(iii)	pre-approve, or to adopt appropriate procedures to pre-approve, all audit services, internal control-related services and non-audit services to be provided by the independent auditors to be performed for the Corporation, subject to the de minimus exceptions for non-audit services as described in the Securities Exchange Act of 1934 which, while not pre-approved, are approved by the Committee prior to the completion of the audit;

(iv)	ensure that the independent auditors prepare and deliver annually a Statement as to Independence, to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Corporation’s independent auditors and to take appropriate action in response to this Statement to satisfy itself of the independent auditors’ independence;

(v)	obtain from the independent auditors in connection with any audit a timely report relating to the Corporation’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management;

(vi)	discuss with management the timing and process for implementing the rotation of the lead audit partner of the independent auditors, the concurring/independent partner and any other active audit engagement team partner; and

(vii)	take into account the opinions of management and the Corporation’s internal auditors in assessing the independent auditors’ qualifications, performance and independence;

2.	with respect to the internal auditing department:

(i)	review the appointment, performance and replacement of the director of the internal auditing department;

(ii)	advise the director of the internal auditing department that he or she is expected to provide to the Committee summaries of the significant reports and significant identified control issues and management’s responses thereto; and to advise the Committee of any significant changes to the internal audit department charter, staffing or budget; and

(iii)	maintain direct communications with the Committee;

3.	with respect to accounting principles and policies, financial reporting and other internal controls:

(i)	advise management, the internal auditing department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and other internal controls;

(ii)	consider any reports or communications, and management’s and/or the internal audit department’s responses thereto, submitted to the Committee by the independent auditors required by or referred to in SAS 61, as it may be modified or supplemented or other professional standards;

(iii)	meet with management, the director of the internal auditing department and/or the independent auditors to discuss:

•	the scope of the annual audit;

•	the annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statement should be included in the Corporation’s Form 10-K;

•	any significant matters arising from any audit including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Corporation’s financial statements;

•	any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management and management’s response;

•	“management” or “internal controls” letters issued, or proposed to be issued, by the independent auditors to the Corporation;

•	the form of opinion the independent auditors propose to render to the Board and shareholders; and

•	as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(iv)	inquire of the Corporation’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to accurately record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

(v)	review and discuss with management and the independent auditor any major issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies, and the adequacy of disclosures about changes in internal control over financial reporting;

(vi)	discuss significant changes to the Corporation’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors, the internal auditing department or management;

(vii)	discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, and to discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(viii)	obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Act of 1934;

(ix)	discuss with the Corporation’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements, or the Corporation’s compliance policies and internal controls, including material notices to or inquiries received from governmental agencies;

(x)	discuss earnings press releases;

(xi)	discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(xii)	establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters;

(xiii)	discuss with the independent auditors material issues on which the national office of the independent auditor was consulted by the Corporation’s audit team; and

(xiv)	establish clear hiring policies for employees or former employees of the independent auditors;

4.	with respect to reporting and recommendations:

(i)	to prepare, with the assistance of management, the independent auditors, and any other advisors who the Committee believes are appropriate, any report or other disclosures, including any recommendation of the Committee, on matters required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(ii)	prepare and issue the evaluation referred to under “Performance Evaluation” below; and

(iii)	to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

IV. COMMITTEE STRUCTURE AND OPERATIONS.

      The Board shall designate one member of the Committee as its Chairperson. The Committee shall meet periodically as set forth in the annual schedule of Board and Committee meetings and as necessary upon the request of the Chairperson of the Committee or upon the initiation of a majority of the members of the Committee. In addition, the Committee shall meet separately, periodically, with (1) management (including the Chief Financial Officer and the Chief Accounting Officer), (2) the director of the internal auditing department. and (3) the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately with the Committee. The Committee may request any other officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend all or a portion of a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also exclude from all or a portion of its meetings any person it deems appropriate in order to carry out its responsibilities. At any meeting, the Committee may also meet in sessions at any time without any other persons present. A majority of the members of the Committee shall constitute a quorum to conduct business. Members of the Committee may participate in a meeting of the Committee by means of telecommunications conference call or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other; provided, however that use of cell phones or other mobile phones or devices is strongly discouraged. Except in extraordinary circumstances as determined by the Committee Chairperson, notice of any such meeting shall be delivered to all Committee members at least forty-eight hours in advance of the meeting date. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force and effect as a unanimous vote of the Committee.

V. DELEGATION TO SUBCOMMITTEE.

      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VI. RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE.

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants, consultants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. With respect to the Corporation’s independent auditors, the authority to select, retain, approve the fees, and other retention terms shall be vested solely in the Committee.

      The Committee shall also request and receive appropriate funding, as determined by the Committee in its capacity as a committee of the Board, from the Corporation for payment of (a) compensation of independent auditors and any other public accounting firm engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attestation services for the Corporation, (b) compensation of any outside legal, accounting, or other experts or advisors employed by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VII. PERFORMANCE EVALUATION.

      The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall include a comparison of the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral or written report or presentation by the

Chairperson of the Committee or any other member of the Committee designated by the Committee to make the report.

      Approved by the Board in October 1993, amended December 6, 1996, amended April 27, 2000, amended April 25, 2003, and amended June 25, 2004.

2004 TELEPHONE VOTING SCRIPT

PROXY CONTROL NUMBER VERIFY

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PROXY MAIN

With the Board Vote Prompt Message — To vote as the (Company Name) board recommends on all proposals, press one. To vote on each proposal separately, press two.

Multiple Directors — [Item #.] To vote for all nominees, press one. To withhold for all nominees, press two. To withhold from individual nominees, press three.

Director Exception Messages — (Only used if caller elects to withhold their vote from specific directors.) — Enter the two-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again.

Withhold from subsequent Director Messages — (Only used if caller elects to withhold their vote from specific directors.) — To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors, press the pound key again.

1

Invalid Director Messages — (Only used if caller elects to withhold their vote from specific directors.) — You have entered an invalid nominee number.

PROPOSALS

For / Against / Abstain Proposals — [Item #] To vote for, press 1, against, press 2, to abstain, press 3.

Introduction Playback Message — (This message is spoken after the vote has been completed by the caller and is the first message in the playback of the vote to the caller.) — You have cast your vote as follows.

With the Board Playback Message — (This message is only spoken when a caller votes with the board.) — You voted in the manner recommended by the Board of Directors.

Playback Messages — You have cast your vote as follows. Item 1, For, Item 2, Against, Item 3, Abstain.

Playback Messages for Directors — Depending on how a caller votes, there are 3 possible playback messages.

Voted All Directors — You have voted for all nominees.

Withhold from All Directors — You have voted to withhold your vote from all nominees.

Director Exceptions — You have chosen to vote for all nominees except for the following nominee numbers (Speaks director number(s)).

Goodbye Message — (This message is played after a caller confirms their vote.) — Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1, otherwise please hang up. Thank you for voting.

2

PROXY/VOTING INSTRUCTION CARD

                               HARRIS CORPORATION

               ANNUAL MEETING OF SHAREHOLDERS -- OCTOBER 22, 2004

          THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF
          OF THE BOARD OF DIRECTORS OF HARRIS CORPORATION AND THE
          HARRIS CORPORATION RETIREMENT PLAN TRUSTEE.

          You are receiving this proxy/voting instruction card
          because you are a participant in the Harris Corporation
          Retirement Plan and/or a registered shareholder. If you
          are a registered shareholder, by signing this proxy/voting instruction card you are appointing Howard L. Lance, Bryan
          R. Roub and Richard L. Ballantyne, jointly or
          individually, proxies with full power of substitution, to
          vote all shares you are entitled to vote at the Harris
          Corporation Annual Meeting of Shareholders on October 22,
          2004 or any adjournment thereof. Unless otherwise
          directed, this proxy will be voted FOR Proposal 1, the
          election of three directors; and FOR Proposal 2,
          ratification of the appointment of independent auditors.
          In their discretion, the proxies are authorized to vote
          upon such other business as may properly come before the
          meeting. The proxies are instructed as indicated on the
          reverse side.

          If you are a participant in the Harris Corporation
          Retirement Plan, in connection with the Annual Meeting of
          Shareholders of Harris Corporation to be held on October
          22, 2004, you may provide instructions to the Plan Trustee on how to vote the shares allocable to your Harris
          Corporation Stock Fund Account. If no direction is made,
          the Plan Trustee will vote in the same proportion as the
          shares for which other participants have timely provided
          voting instructions.

          This proxy/instruction card revokes all prior
          proxies/instructions given by you. Please sign on the
          reverse side exactly as your name or names appear there.
          If stock is held in the name of joint holders, each should sign. If you are signing as trustee, executor, etc.,
          please so indicate.

              (This Proxy/Voting Instruction Card Is Continued And
                       To Be Signed On The Reverse Side)

  ---------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                  HARRIS LOGO

                            YOUR VOTE IS IMPORTANT!

             YOU CAN GIVE VOTING INSTRUCTIONS IN ONE OF THREE WAYS:

               1. Mark, sign and date your proxy/voting
                  instruction card and return it promptly in the
                  enclosed envelope.
                                       OR
                                       --

               2. Call TOLL FREE 1-800-435-6710 on a Touch Tone
                  telephone and follow the instructions on the
                  reverse side of this card. There is NO CHARGE
                  to you for this call.
                                       OR
                                       --

               3. Vote via the Internet: http://www.eproxy.com/hrs
                  by following the instructions on the reverse side
                  of this card.

                                  PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2

                                    FOR    WITHHOLD  FOR ALL
                                    ALL      ALL     EXCEPT
The Board recommends a vote         / /      / /      / /
 "FOR" Proposal 1 -- Election of
 the following nominees as
 Director for a three-year term
 expiring in 2007:

  01 Howard L. Lance

  02 Thomas A. Dattilo

  03 James C. Stoffel

---------------------------------------------------------------
Except Nominee(s) written above

                                            FOR    AGAINST  ABSTAIN
The Board recommends a vote "FOR"           / /      / /     / /
Proposal 2 -- Ratification of the
appointment of Ernst & Young LLP as
independent auditors

 **PLEASE RETURN YOUR PROXY/VOTING INSTRUCTION CARD OR IF YOU WISH TO VOTE BY
TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW**

This proxy/voting instruction card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy/voting instruction card will be voted FOR the election of the Board of Directors' nominees and FOR the ratification of the appointment of independent auditors or, if you are a participant in the Harris Corporation
Retirement Plan, as may otherwise be provided in the plan.

                                ___
                                   |            In their discretion, the proxies
                                   |            are authorized to vote upon such
                                                other business as may properly
                                                come before the meeting.

Signature(s)                                                  Date       , 2004
            ---------------------------------------------         -------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, officer, trustee, or guardian, please give full title as such.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                               VOTE BY TELEPHONE

                CALL TOLL FREE ON A TOUCH-TONE TELEPHONE ANYTIME
                                 1-800-435-6710

                    THERE IS NO CHARGE TO YOU FOR THIS CALL.
                             QUICK  EASY  IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card or, if you are a participant in the Harris Corporation Retirement Plan, provides an instruction to the Plan Trustee to vote the Harris shares held in your account in the same manner as if you marked, signed and returned your voting/instruction card.

You will need to have your proxy card in hand when voting. You cannot vote by telephone or Internet after 11:59 p.m. (EST) on October 21, 2004.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
           Press 1.

OPTION #2: If you choose to vote on each proposal separately, press 2. You will hear these instructions:

  Proposal 1:  To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 2. To withhold FOR AN INDIVIDUAL nominee, press 3 and listen to the instructions.
  Proposal 2:  To vote FOR, press 1; AGAINST, press 2; ABSTAIN, press 3.

                             VOTE VIA THE INTERNET

                           http://www.eproxy.com/hrs

   Your Internet voting instruction authorizes the named proxies or provides the Plan Trustee with an instruction to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card. Have your proxy card in hand when you access the website.

          PLEASE DO NOT RETURN THE ABOVE PROXY/VOTING INSTRUCTION CARD
                   IF YOU VOTED BY PHONE OR VIA THE INTERNET.